UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

Altimmune, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Altimmune, Inc.

19 Firstfield Road, Suite 200

Gaithersburg, Maryland, 20878

[    ], 2017

To the Stockholders of Altimmune, Inc.:

You are invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Altimmune, Inc. (the “Company”) scheduled for Friday, October 13, 2017 at 10:00 a.m., Eastern Daylight Time, at the offices of Proskauer Rose LLP, 1001 Pennsylvania Avenue NW, Washington, D.C. 20004. The Company’s Board of Directors and management look forward to seeing you.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement, which you are urged to read carefully.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. On [    ], 2017, we expect to mail to our stockholders a Notice containing instructions on how to access our Proxy Statement and Annual Report for the year ended December 31, 2016 and vote online. The Notice contains instructions on how you can receive a paper copy of the Proxy Statement, proxy card and Annual Report if you only received a Notice by mail.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please cast your vote via the Internet or telephone or complete, sign, date and return the proxy card in the pre-addressed envelope that we have included for your convenience. If you hold your shares in a stock brokerage account, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote via the Internet or by telephone.

On behalf of the Board of Directors, thank you for your continued support.

Sincerely,

William J. Enright
President and Chief Executive Officer

Altimmune, Inc.

19 Firstfield Road, Suite 200

Gaithersburg, Maryland 20878

NOTICE OF

2017 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Altimmune, Inc.:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Altimmune, Inc., a Delaware corporation (the “Company”), will be held on Friday, October 13, 2017, at 10:00 a.m., Eastern Daylight Time, at the offices of Proskauer Rose LLP, 1001 Pennsylvania Avenue NW, Washington, D.C. 20004.

At the Annual Meeting we will:

1. vote to elect the seven nominees named in the attached Proxy Statement as members of the Company’s Board of Directors for terms expiring at the 2018 Annual Meeting of Stockholders;

2. vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;

3. hold an advisory vote on the compensation of the Company’s named executive officers as disclosed in the attached Proxy Statement;

4. hold an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers;

5. vote to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to include a provision pursuant to which we will be governed by Section 203 of the General Corporation Law of the State of Delaware;

6. vote to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to include a provision to eliminate the ability of stockholders to act by written consent;

7. vote to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to include a provision to permit the Board to fill vacancies on the Board of Directors;

8. vote to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to include a provision to give the Board the flexibility to determine on a case-by-case basis as to whether indemnification should be provided by the Company (other than with respect to officers and directors);

9. vote to approve the amendment and restatement of our Amended and Restated Certificate of Incorporation;

10. vote, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), to approve the issuance of shares of our Common Stock underlying our Series B Convertible Preferred Stock and related Warrants issued by us pursuant to the terms of the Securities Purchase Agreement, dated August 16, 2017, between the Company and the investors named therein; and

11. transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These items are more fully described in the Company’s Proxy Statement accompanying this Notice.

The record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof, was the close of business on August 18, 2017. You have the right to receive this Notice and vote at the Annual Meeting if you were a stockholder of record at the close of business on August 18, 2017. Please remember that your shares cannot be voted unless you cast your vote by one of the following methods: (1) vote via the Internet or call the toll-free number as indicated on the proxy card; (2) sign and return a paper proxy card; or (3) vote in person at the Annual Meeting.

By Order of the Board of Directors,

Elizabeth A. Czerepak
Chief Financial Officer, Executive Vice President of Corporate Development and Secretary

Gaithersburg, Maryland

[    ], 2017

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND COMPLETE AND SUBMIT YOUR PROXY CARD VIA THE INTERNET OR SIGN AND DATE YOUR PAPER PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. ALTERNATIVELY, YOU MAY BE ABLE TO SUBMIT YOUR PROXY BY TOUCH-TONE PHONE AS INDICATED ON THE PROXY CARD.

Altimmune, Inc.

19 Firstfield Road, Suite 200

Gaithersburg, Maryland 20878

PROXY STATEMENT for the

2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On October 13, 2017

GENERAL INFORMATION

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of Altimmune, Inc., a Delaware corporation (“Altimmune”, the “Company”, “we” or “our”), to be used at our 2017 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled for Friday, October 13, 2017, at 10:00 a.m., Eastern Daylight Time, at the offices of Proskauer Rose LLP, 1001 Pennsylvania Avenue NW, Washington, D.C. 20004.

This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and proxy card are first being mailed to stockholders on or about [    ], 2017. Whenever we refer in this Proxy Statement to the “Annual Meeting,” we are also referring to any meeting that results from any postponement or adjournment of the October 13, 2017 meeting.

Holders of record of our Common Stock, par value $0.0001 per share (“Common Stock”), at the close of business on August 18, 2017 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 15,586,138 shares entitled to be voted.

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you vote via the Internet or telephone or execute the attached paper proxy card, the individuals designated will vote your shares according to your instructions. If any matter other than the Proposals listed in the Notice of Annual Meeting of Stockholders is presented at the Annual Meeting, the designated individuals will, to the extent permissible, vote all proxies in the manner that the Board may recommend or, in the absence of such recommendation, in the manner they perceive to be in the best interests of the Company.

If you indicate when voting via the Internet that you wish to vote as recommended by the Board or if you execute the enclosed paper proxy card but do not give instructions, your proxy will be voted as follows: (1) FOR the election of the nominees for director named herein, (2) FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017, (3) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, (4) “Once Per Year” on the frequency of our advisory vote on executive compensation, (5) FOR the approval of the election to be governed by Section 203 of the Delaware General Corporation Law, (6) FOR the approval of the elimination of the ability of stockholders to act by written consent, (7) FOR the approval of our Board to fill vacancies on the Board of Directors, (8) FOR the approval to give the Board flexibility to determine on a case-by-case basis as to whether indemnification should be provided by the Company (other than with respect to officers and directors), (9) FOR the amendment and restatement of our Certificate of Incorporation, (10) FOR the approval of the issuance of shares of our Common Stock for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), and (11) in accordance with the best judgment of the persons appointed as proxies with respect to any other matters that properly come before the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, see the information under the heading Voting — Broker authority to vote.

Information on how you may vote at the Annual Meeting (such as granting a proxy that directs how your shares should be voted, or attending the Annual Meeting in person), as well as how you can revoke a proxy, is contained in this Proxy Statement under the headings Solicitation of Proxies and Voting.

We are furnishing proxy materials to our stockholders primarily via the Internet. On [    ], 2017, we expect to mail beneficial owners of our Common Stock a Notice of Internet Availability containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report. The Notice of Internet Availability also instructs you on how to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form. All beneficial owners will have the ability to access the proxy materials, including this Proxy Statement and our Annual Report, on the website referred to in the Notice of Internet Availability.

Internet distribution of our proxy materials is designed to provide our stockholders with the information they need, while lowering costs of delivery and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be held on October 13, 2017

Our Proxy Statement and 2016 Annual Report to Stockholders are available at

https://www.cstproxy.com/altimmune/2017

SOLICITATION OF PROXIES

General

The attached proxy card allows you to instruct the designated individuals how to vote your shares. You may vote in favor of, against, or abstain from voting on any proposal except for Proposal 1. With respect to Proposal 1 (the election of directors), you may, if you desire, indicate on the proxy card that you are not authorizing the designated individuals to vote your shares for one or more of the nominees.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of a Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

VOTING

Stockholders entitled to vote and shares outstanding

Each stockholder is entitled to one vote for each share of Common Stock held on each matter submitted to a vote at the Annual Meeting. As of the Record Date, 15,586,138 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting.

How to vote

Submitting a proxy via mail, the Internet or telephone

You may vote by calling the toll-free telephone number listed on the proxy card or visiting the website address listed on the proxy card. If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number noted on the Notice before your proxy will be accepted. In addition to the instructions that appear on the Notice, step-by-step instructions will be provided by recorded telephone message or at the designated website on the Internet. Votes submitted by telephone or via the Internet must be received by 4:59 p.m., Eastern time, on October 12, 2017 in order for them to be counted at the Annual Meeting.

If you are a stockholder of record, or otherwise received a printed copy of the proxy materials, in addition to the methods described above, you may also submit your proxy with voting instructions by mail by following the instructions set forth on the proxy card included with the proxy materials. Specifically, if you are a stockholder of record on the Record Date, you may vote by mailing your proxy card, with voting instructions, to the address listed on your proxy card.

Voting your shares in person at the Annual Meeting

For Shares Directly Registered in the Name of the Stockholder: You may vote in person at the Annual Meeting; however, we encourage you to vote by proxy card or the Internet even if you plan to attend the meeting. If you plan to attend the Annual Meeting, you will need to bring proof of your ownership of our Common Stock as of the close of business on August 18, 2017, the Record Date.

For Shares Registered in the Name of a Brokerage Firm or Bank: You may vote in person at the Annual Meeting; however, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on August 18, 2017. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

Revoking a proxy

A proxy that was submitted via the Internet or by telephone may be revoked at any time before it is exercised by (1) executing a later-dated proxy card via the Internet or by telephone or (2) attending the Annual Meeting and voting in person by ballot.

A proxy that was submitted by mail may be revoked at any time before it is exercised by (1) giving written notice revoking the proxy to our Corporate Secretary at Altimmune, Inc., 19 Firstfield Road, Suite 200, Gaithersburg, Maryland 20878, (2) subsequently sending another proxy bearing a later date or (3) attending the Annual Meeting and voting in person by ballot.

If your shares are registered in the name of a brokerage firm or bank, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Your attendance at the Annual Meeting in and of itself will not automatically revoke a proxy that was submitted via the Internet, by telephone or by mail.

Broker authority to vote

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker or nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote by filling out the voting instruction form provided by your broker or nominee. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are also invited to attend the Annual Meeting, but you must obtain an account statement or other acceptable evidence of ownership of our Common Stock or a proxy from the holder of record of your shares in order to vote in person at the Annual Meeting.

If your shares are held in street name, your broker or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers that have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes only on routine matters, such as the ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters without such voting instructions, such as the election of directors. A “broker non-vote” occurs when a beneficial owner has not provided voting instructions and the broker holding shares for the beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal.

Quorum

A quorum is required for the conduct of business at the meeting. The presence at the meeting, in person or by proxy, of the holders of shares having a majority of the voting power represented by all outstanding shares entitled to vote generally for the election of directors will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, and broker non-votes (as described above) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If we do not have a quorum, we will be forced to reconvene the Annual Meeting at a later date.

Votes necessary to approve each proposal

Election of Directors. The election of directors pursuant to Proposal 1 will require the affirmative vote of the plurality of the shares of Common Stock voted at the Annual Meeting, either in person or by proxy. This means that the seven nominees receiving the most votes will be elected as directors. With respect to Proposal 1, you may vote in favor of a particular nominee or elect to withhold your vote from a particular nominee.

Amendments to our Certificate of Incorporation. For the election to be governed by Section 203 of the Delaware General Corporation Law (Proposal 5), the elimination of the ability of stockholders to act by written consent (Proposal 6), the approval to permit the Board to fill vacancies on the Board of Directors (Proposal 7), the approval to give the Board flexibility to determine on a case-by-case basis as to whether indemnification should be provided by the Company (other than with respect to officers and directors) (Proposal 8), and the amendment and restatement of our Certificate of Incorporation (Proposal 9), the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote on these proposals will be required to approve these proposals. Abstentions will be counted as shares present and entitled to vote on these proposals and will have the same effect as negative votes. Broker non-votes will not be counted as shares present and entitled to vote and will also have the same effect as negative votes.

Other Items. For the ratification of our independent registered public accounting firm (Proposal 2), the adoption of a resolution approving on a non-binding, advisory basis the compensation of the Company’s named executive officers (Proposal 3), and the approval of the issuance of our Common Stock underlying preferred stock and warrants (Proposal 10), the proposals will be decided by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy. This means that the majority of the shares voted “for” each of these proposals must exceed the number of shares voted “against” each of these proposals. Abstentions will be counted as shares present and entitled to vote on these proposals and will have the same effect as negative votes. Broker non-votes will not be counted as shares present and entitled to vote.

With respect to the frequency of future advisory votes on the compensation of the Company’s named executive officers (Proposal 4), approval of a frequency requires votes for that frequency from the holders of a majority of the shares present in person or represented by proxy. Because stockholders have four choices (one year, two years, three years or abstain) on the advisory approval of a frequency of future votes on the compensation of the Company’s named executive officers, it is possible that no frequency will receive a majority vote. If no frequency receives the affirmative vote of a majority of the shares present in person or represented by proxy, our Board intends to regard the frequency receiving the greatest number of votes as the recommendation of our stockholders. Abstentions will be counted as shares present and entitled to vote on these proposals. Broker non-votes will not be counted as shares present and entitled to vote. The Board and the Compensation Committee will consider the outcome of the vote when making their determination regarding how frequently (every one, two or three years) over the next six years the advisory vote will be held, after which period another frequency vote will be held.

Certain stockholder-related matters

We do not know of any stockholder proposals that may be properly presented at the Annual Meeting. For information regarding inclusion of stockholder proposals in our 2018 Annual Meeting of Stockholders, see the information in this Proxy Statement under the section heading Other Matters — Stockholder proposals for 2018 Annual Meeting.

About the Merger

On May 4, 2017, we completed our merger with privately-held Altimmune, Inc. (“Private Altimmune”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated January 18, 2017 (as amended, the “Merger Agreement”), whereby one of our wholly owned subsidiaries merged with and into Private Altimmune, with Private Altimmune surviving as our wholly owned subsidiary (the “Merger”). In connection with the Merger, we changed our name from PharmAthene, Inc. to Altimmune, Inc. In connection with the closing of the Merger, our Common Stock began trading on The NASDAQ Global Market under the ticker symbol “ALT.”

Pursuant to the terms of the Merger Agreement, our former executive officers and several of the members of our Board resigned, and our current executive officers and new members of our Board were appointed to their applicable offices, concurrent with the closing of the Merger. Throughout this Proxy Statement we discuss both our former executive officers and members of our Board prior to the Merger and our current executive officers and members of our Board.

Also on May 4, 2017, in connection with and prior to the completion of the Merger, we effected a 1-for-10 reverse stock split of our Common Stock (the “Reverse Stock Split”). Under the terms of the Merger Agreement, we issued shares of our Common Stock to Private Altimmune’s stockholders, at an exchange rate of 0.749106 shares of Common Stock in exchange for each share of Private Altimmune Common Stock outstanding immediately prior to the Merger. We also assumed all of Private Altimmune’s outstanding stock options and warrants, with such stock options and warrants going forward representing the right to purchase a number of shares of our Common Stock equal to 0.749106 multiplied by the number of shares of Private Altimmune’s Common Stock previously represented by such stock options and warrants, as applicable. Immediately after the Merger, there were 15,450,602 million shares of our Common Stock outstanding.

Series B Convertible Preferred Stock and Warrant Financing

As previously disclosed, on August 16, 2017, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) and a Placement Agent Agreement (the “Placement Agent Agreement”), copies of which are attached as Exhibit 2.1 and Exhibit 1.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2017, respectively. Pursuant to the terms of the Securities Purchase Agreement, we agreed to sell 15,655.714 shares of our Series B Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), which are initially convertible into an aggregate of 5,863,564 shares of our Common Stock, and warrants (the “Warrants”) initially exercisable to purchase an aggregate of 2,345,427 shares of Common Stock at an exercise price of $2.67 per share of Common Stock (the “Offering”). The Offering was conducted pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-217034), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 30, 2017 and declared effective by the Commission on April 6, 2017. The Offering closed on August 21, 2017. The Company received proceeds of approximately $13.0 million from the Offering, after deducting the placement agent fee, an additional fee related to our completed Merger paid to the placement agent, and our estimated offering expenses.

Pursuant to the terms of the Securities Purchase Agreement, we are required to seek the approval of our stockholders for the issuance of the Common Stock upon conversion of the Preferred Stock or exercise of the Warrants in order to meet the requirements of Nasdaq Listing Rules 5635(b) and 5635(d), as discussed in more detail in Proposal 10.

AVAILABILITY OF CERTAIN DOCUMENTS

Householding of Annual Meeting materials

The Company and some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our Proxy Statement is sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department at Altimmune, Inc., 19 Firstfield Road, Suite 200, Gaithersburg, Maryland 20878 or (240) 654-1450. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Additional information

We are required to file annual, quarterly and current reports, proxy statements and other reports with the U.S. Securities and Exchange Commission (“SEC”). Copies of these filings are available through our Internet website at www.altimmune.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report for the year ended December 31, 2016, without charge to any stockholder upon written or oral request to our Investor Relations Department at Altimmune, Inc., 19 Firstfield Road, Suite 200, Gaithersburg, Maryland 20878 or (240) 654-1450.

PROPOSAL 1 — ELECTION OF DIRECTORS

The first proposal to be voted on at the Annual Meeting is the election of directors. Our Board currently consists of seven directors: William J. Enright, David J. Drutz, M.D., Philip L. Hodges, Klaus O. Schafer, M.D., MPH, Mitchel B. Sayare, Ph.D., Derace L. Shaffer, M.D., and John M. Gill. Mr. Enright is also our President and CEO, and our other six directors are not our employees. Each of Mr. Enright, Dr. Drutz, Mr. Hodges and Dr. Schafer were appointed as directors of the Company in connection with the Merger. Each of Dr. Sayare, Dr. Shaffer, and Mr. Gill were elected by the Company’s stockholders on June 1, 2016 and continued in their role as directors of the Company after the completion of the Merger in accordance with the terms of the Merger Agreement. The directors will be elected for a term that begins at the Annual Meeting and ends at the 2018 Annual Meeting of Stockholders. Each director will hold office until such director’s successor has been elected and qualified, or until such director’s earlier resignation or removal.

Your vote

If you sign the enclosed proxy card and return it to the Company, your proxy will be voted FOR all directors, for terms expiring at the 2018 Annual Meeting of Stockholders, unless you specifically indicate on the proxy card that you are withholding a vote from one or more of the nominees.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Board recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES:

William J. Enright

David J. Drutz, M.D.

John M. Gill

Philip L. Hodges

Mitchel B. Sayare, Ph.D.

Klaus O. Schafer, M.D., MPH

Derace L. Schaffer, M.D.

Each of these nominees is currently serving as a director on our Board, and each nominee has agreed to continue to serve on the Board if he or she is elected at the Annual Meeting. If any nominee is unable (or for good cause declines) to serve as a director at any time before the Annual Meeting, proxies may be voted for the election of a qualified substitute designated by the current Board, or else the size of the Board will be reduced accordingly. Biographical information about each of the nominees is included below under Director information.

Qualifications for director nominees

The minimum qualifications for Board consideration are:

•	substantial experience working as an executive officer for, or serving on the board of, a public company;

•	significant accomplishment in another field of endeavor related to the strategic running of our business; or

•	an ability to make a meaningful contribution to the oversight and governance of a company having a scope and size similar to our Company.

A director must have an exemplary reputation and record for honesty in his or her personal dealings and business or professional activity. All directors must demonstrate strong leadership skills and should possess a basic understanding of financial matters; have an ability to review and understand the Company’s financial and other reports; and be able to discuss such matters intelligently and effectively. He or she also needs to exhibit qualities of independence in thought and action. A candidate should be committed first and foremost to the interests of the stockholders of the Company. Persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board. The key experience, qualifications and skills each of our directors brings to the Board that are important in light of our business are included in their individual biographies below.

Our Board does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. Our Corporate Governance Guidelines, however, require the Board’s Nominating and Corporate Governance Committee to review the qualifications of the directors and the composition of the Board as a whole. This assessment includes not only the independence of the directors, but consideration of required minimum qualifications, skills, expertise and experience in the context of the needs of the Board and its ability to oversee the Company’s business.

Director information

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the persons named below to serve as directors of the Company for a term beginning at the Annual Meeting and ending at the 2018 Annual Meeting of Stockholders.

William J. Enright Director since May 2017	William J. Enright (54) currently serves as our President and CEO, and prior to the completion of the Merger he served as president and CEO of Private Altimmune. He joined Private Altimmune as CEO and a member of its board of directors in June 2008 and was named President shortly thereafter. Mr. Enright brings more than 28 years of experience in a variety of positions within the life science and biotech industries. Prior to joining Private Altimmune, Mr. Enright spent six years with GenVec, Inc. (NASDAQ: GNVC) with increasing responsibilities culminating in the Head of Business Development. Mr. Enright was responsible for helping to build GenVec’s vaccine business including generating approximately $140 million of funding for vaccine-related initiatives and moving four vaccines into clinical development. Prior to GenVec, Mr. Enright was a self-employed consultant providing business development and strategic marketing services to academic institutions and a number of small to mid-size life science companies. Prior to becoming a consultant, and after spending several years as a bench scientist at SUNY at Buffalo, Mr. Enright spent 12 years with Life Technologies, Inc., working in various licensing, business management, manufacturing and research roles. Mr. Enright received a Master of Arts in Biology from SUNY at Buffalo and a Master of Science in Business Management from Johns Hopkins University.

David J. Drutz, M.D. Director Since May 2017	David J. Drutz, M.D. (78) was appointed to our Board in connection with the completion of the Merger in May 2017, and was first elected to Private Altimmune’s board of directors in January 2010 and as Chairman of its board in October 2011. Dr. Drutz is the President of Pacific Biopharma Associates, a biopharmaceutical consulting company that he founded in January 1999. Between 2008 and 2015, he served as Director (March 2008 – December 2015), Chief Executive Officer (December 2011 – June 2014), Executive Chairman (June 2014 – December 2015) and Chief Medical Officer (January 2012 – December 2015) of DARA BioSciences (NASDAQ:DARA), an oncology supportive care company located in Raleigh, NC, which was acquired by Midatech Pharma in December 2015. Dr. Drutz served previously as Chairman of Tranzyme, Inc. (NASDAQ:TZYM) from 2000 to 2010, which was acquired by Ocera Therapeutics (NASDAQ:OCRX); Director of MethylGene, Inc. (TSX:MYG) from 2000 to 2010, which was acquired by Mirati Therapeutics (NASDAQ:MRTX); and Director of Gentris Corporation from 2007 to 2014, which was acquired by Cancer Genetics (NASDAQ:CGIX). From 1999 to 2008 he was a general partner with Pacific Rim Ventures, a Tokyo-based international venture capital firm. He is a former member of the Science and Industry Advisory Committee (SIAC) of Genome Canada, which advises Genome Canada’s board of directors regarding genomics investments throughout Canada. Dr. Drutz’s management experience includes tenures as VP Biological Sciences and VP Clinical Research at Smith Kline & French Laboratories, VP Clinical Development at Daiichi Pharmaceutical Corporation, and CEO of Inspire Pharmaceuticals (1995 – 1998) and Sennes Drug Innovations (1994 – 1995). Earlier in his career, Dr. Drutz was Professor of Medicine and Chief of the Division of Infectious Diseases at the University of Texas Health Science Center, San Antonio, and prior to that appointment was Assistant Professor of Medicine and Chief of the Division of Infectious Diseases at the University of California, San Francisco/San Francisco General Hospital. Dr. Drutz received his M.D. from the University of Louisville School of Medicine and postgraduate training in internal medicine and infectious diseases at Vanderbilt University School of Medicine, serving subsequently as a research medical officer (infectious diseases) in the U.S. Navy with the rank of Lieutenant Commander. He is certified by the American Board of Internal Medicine, a fellow of the American College of Physicians and the Infectious Diseases Society of America, a member of the American Society of Clinical Oncology and the American Society for Clinical Investigation, and the author of more than 200 peer-reviewed articles, book chapters and abstracts for presentation. Dr. Drutz brings significant experience in biotechnology investment and as a physician to Altimmune’s board of directors.

John M. Gill Director since August 2007	John M. Gill (65) served as PharmAthene’s President and Chief Executive Officer from March 2015 until the completion of the Merger in May 2017. From 2003 to 2013, Mr. Gill served as the President, Chief Executive Officer, co-founder and a Director of TetraLogic Pharmaceuticals Corporation, a public biopharmaceutical company. He is also an advisor or director of other private companies, the Kimmel Cancer Center at Thomas Jefferson University, and other non-profit community organizations. Mr. Gill has previously held positions at 3-Dimensional Pharmaceuticals and SmithKline Beecham. Mr. Gill earned a B.A. from Rutgers University. Mr. Gill was chosen to serve as a director of PharmAthene because of his executive and board experience in the pharmaceutical industry and his substantial financial knowledge and expertise.

Philip L. Hodges Director since May 2017	Philip L. Hodges (48) was appointed to our Board in connection with the completion of the Merger in May 2017, and was first elected to Private Altimmune’s board of directors in September 2003. Mr. Hodges is Managing Partner of Redmont Capital, a private equity firm located in Birmingham, Alabama, which he joined at its inception in 1997. Redmont Capital is a co-founder of Altimmune. Mr. Hodges’ investment strategy is focused on high-growth small businesses within the health care, life science and technology sectors. He currently serves as a director for several of the firm’s portfolio companies. Mr. Hodges holds a Bachelor of Science in Business Administration from the Brock School of Business at Samford University. Mr. Hodges brings significant experience as a life science investor and co-founder to the combined company’s board of directors.

Mitchel B. Sayare, Ph.D. Director since April 2010	Mitchel B. Sayare, Ph.D. (69) has been a member of the Board of Directors since April 2010. Until 2010, Dr. Sayare served as the Chairman of the Board of public company ImmunoGen, Inc. (a position he had held since 1989). In addition, he served as ImmunoGen’s Chief Executive Officer from 1986 to December 31, 2009, and as its President from 1986 to 1992, and from 1994 to July 2008. Prior to joining ImmunoGen, he served as Vice President of Development of Xenogen from 1982 to 1985. Prior to that he was Assistant Professor of Biophysics and Biochemistry at the University of Connecticut. Dr. Sayare earned a Ph.D. in biochemistry from Temple University School of Medicine. Dr. Sayare is a director of Boston IVF, Inc. and Advanced Aesthetic Technologies, Inc., both privately-held companies. Dr. Sayare was chosen to serve as a director of PharmAthene because of his substantial experience as a board member and executive officer of biotechnology companies.

Klaus O. Schafer, M.D., MPH Director since May 2017	Brigadier General (ret.), Klaus O. Schafer, M.D., MPH, (67) was appointed to our Board in connection with the completion of the Merger in May 2017, and was first elected to Private Altimmune’s board of directors in July 2012. Dr. Schafer has over 30 years of leadership experience, having held senior positions in government and industry. He was first elected to Altimmune’s board of directors in July 2012. As the Deputy Asst. to the Secretary of Defense for chemical and biological defense, a position he held from April 2004 through June 2005, he oversaw the management of the Department of Defense’s $1.0 billion program for vaccine, therapeutics, medical device and sensor development. He retired from the Air Force as the Assistant Surgeon General with extensive experience managing all aspects of large integrated health care delivery systems. Prior private sector experience includes VP of business development for Compressus Inc., a telemedicine start-up, former CEO and cofounder of TessArae LLC, a start-up biotech genetic testing company. He is currently Chief Medical Officer and VP, business development, Health for CACI International, a publicly traded Fortune 1000 company. Dr. Schafer brings significant experience as a physician and biotechnology investor, in government and as a board member and advisor in the health care biodefense industry to the combined company’s board of directors.

Derace L. Schaffer, M.D. Director since April 2005	Derace L. Schaffer, M.D. (69) previously served as Vice Chairman and Chief Executive Officer of Healthcare Acquisition Corp. from April 2005 to August 2007. Dr. Schaffer is the founder and Chief Executive Officer of The Lan Group, a venture capital firm specializing in healthcare and high technology investments. He has served as Chairman of several healthcare companies, including Radiologix, Inc. when it was private, and he has been an active investor for approximately thirty years on a variety of healthcare companies. Dr. Schaffer is the founder of Radiologix. Dr. Schaffer served as Chief Executive Officer and Chairman of the Board of Ide Imaging Group, P.C. from 1980 to 2001. Dr. Schaffer has served as a director on many healthcare boards of directors, including several health systems and more than twenty healthcare services and technology companies. Dr. Schaffer received his postgraduate radiology training at Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident. He has previously served as director of American CareSource Holdings, Inc., Radiologix, King Pharmaceuticals, Inc. and Allion Healthcare, Inc. (each a public company). Dr. Schaffer serves as a director on the boards of private companies Innovolt, Inc., Medical Tracking Solutions, Inc., InstantLabs, and Partners Imaging. Dr. Schaffer is a member of Alpha Omega Alpha, the national medical honor society. Dr. Schaffer has also been a Clinical Professor of Radiology at the University of Rochester School of Medicine as well as the Weill Cornell Medical College. Dr. Schaffer was chosen to serve as a director of PharmAthene because of his substantial experience as an executive, board member and investor in the healthcare and technology industries and his practical experience in the medical field.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director independence

The Board of Directors has determined that each of our current directors, other than Messrs. Enright and Gill, currently meet the independence requirements contained in the NASDAQ listing standards and applicable tax and securities rules and regulations. None of these five non-employee directors has a relationship with the Company or its subsidiaries that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In compliance with the NASDAQ listing standards, we have a Board of Directors comprised of a majority of independent directors. The NASDAQ listing standards have both objective tests and a subjective test for determining who is an “independent director.” The objective tests state, for example, that a director is not considered independent if he is an employee of the Company or is a partner in or controlling shareholder or executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Other than Mr. Gill, none of the non-employee directors were disqualified from “independent” status under the objective tests. In assessing independence under the subjective test, the Board took into account the standards in the objective tests, and reviewed and discussed additional information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to Altimmune’s management. Based on all of the foregoing, as required by the NASDAQ listing standards, the Board made a substantive determination as to each of the independent directors that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances.

In addition to Board-level standards for director independence, the directors who serve on the Audit Committee and the Compensation Committee each satisfy standards established by the SEC and the NASDAQ listing rules providing that to qualify as “independent” for purposes of membership on the Audit Committee or the Compensation Committee, members of such committees may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their director compensation. Also, each of the directors who serve on the Compensation Committee has been determined to be a “non-employee director” for purposes of the applicable SEC rules and regulations and an “outside director” for purposes of the applicable tax rules.

In making its independence determinations, the Board considered transactions occurring since the beginning of 2014 between the Company and entities associated with the independent directors or members of their immediate family. In each case, the Board determined that, because of the nature of the director’s relationship with the entity and/or the amount involved, the relationship did not impair the director’s independence.

We do not have a director tenure requirement, as we believe our efforts to regularly refresh the Board with new directors, as well as natural turnover, has achieved the appropriate balance between maintaining longer-term directors with deep institutional knowledge and new directors who bring new perspectives and diversity to our Board. Notwithstanding this belief and the fact that our corporate governance guidelines and NASDAQ Global Market rules do not deem long-tenured directors to be non-independent, our Board reviews director tenure in connection with its director independence determinations.

How nominees to our Board are selected

Candidates for election to our Board of Directors are nominated by our Nominating and Corporate Governance Committee and ratified by our full Board of Directors for nomination to the stockholders. The Nominating and Corporate Governance Committee operates under a charter, which is available on our corporate website at www.altimmune.com.

The Nominating and Corporate Governance Committee will give due consideration to candidates recommended by stockholders. Stockholders may recommend candidates for the Nominating and Corporate Governance Committee’s consideration by submitting such recommendations directly to the Nominating and Corporate Governance Committee as described below under Communicating with our Board members. In making recommendations, stockholders should be mindful of the discussion of minimum qualifications set forth above under Qualifications for director nominees. However, just because a recommended individual meets the minimum qualification standards does not imply that the Nominating and Corporate Governance Committee will necessarily nominate the person so recommended by a stockholder. The Nominating and Corporate Governance Committee may also engage outside search firms to assist in identifying or evaluating potential nominees. Each of Mr. Enright, Dr. Drutz, Mr. Hodges and Dr. Schafer were appointed as directors of the Company in connection with the Merger.

Board leadership structure

Currently, Mr. Enright is the Company’s President and CEO and Dr. Drutz serves as the Chairman of the Board. The Board believes that having different individuals serving in the separate roles of Chairman of the Board and CEO is in the best interest of stockholders in the Company’s current circumstances because it reflects the CEO’s responsibility over management of the Company’s operations and the Chairman’s oversight of board functions and strategic development.

Board committees

The Audit Committee of our Board reviews, acts on and reports to our Board with respect to various auditing and accounting matters, including the recommendation of our independent registered public accounting firm, the scope of the annual audits, the fees to be paid to the independent registered public accounting firm, the performance of the independent registered public accounting firm and our accounting practices. The Audit Committee currently consists of Drs. Sayare (Chair) and Shafer, and Mr. Hodges. The Board has determined that each member of the Audit Committee is an independent director in accordance with NASDAQ listing standards and that Dr. Sayare is an Audit Committee financial expert, as defined by SEC guidelines and as required by the applicable NASDAQ listing standards. For information regarding the experience and qualifications of our Audit Committee financial expert, see the information in this Proxy Statement under the section heading Proposal 1 — Election of Directors — Director information.

The Compensation Committee of the Board recommends, reviews and oversees the salaries, benefits and equity incentive plans for our employees, consultants, directors (other than non-employee directors) and other individuals whom we compensate. The Compensation Committee also administers our compensation plans. The Compensation Committee currently consists of Drs. Drutz (Chair) and Schaffer, and Mr. Hodges. The Board has determined that each member of the Compensation Committee is an “independent director” in accordance with NASDAQ listing standards, a “non-employee director” under the applicable SEC rules and regulations and an “outside director” under the applicable tax rules. The Compensation Committee may form subcommittees and delegate authority to such subcommittees or individuals as it deems appropriate.

The Nominating and Corporate Governance Committee of the Board selects nominees for director positions to be recommended by our Board for election as directors and for any vacancies in such positions, develops and recommends for our Board the Corporate Governance Guidelines of the Company and oversees the annual review of the performance of the Board, each director and each committee. The Nominating and Corporate Governance Committee currently consists of Mr. Hodges (Chair), and Drs. Drutz and Sayare. The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director in accordance with NASDAQ listing standards.

Meetings and attendance

During the fiscal year ended December 31, 2016, the Board held 8 meetings and the Board Committees held a total of 10 meetings. Each incumbent director attended 75% or more of the total number of meetings of the Board and the Board Committees of which he was a member during the period he served as a director in fiscal year 2016. The Company has no specific policy regarding director attendance at its Annual Meeting. Generally, however, Board meetings are held immediately preceding and following the Annual Meeting, with directors attending the Annual Meeting. Our 2016 Annual Meeting was attended by all of our directors.

Board involvement in risk oversight

The Company’s management is responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing the Company’s risk exposures on a day-to-day basis. The Board’s responsibility is to monitor the Company’s risk management processes by informing itself of the Company’s material risks and evaluating whether management has reasonable controls in place to address the material risks. The Board is not responsible, however, for defining or managing the Company’s various risks.

The Board of Directors monitors management’s responsibility for risk oversight through regular reports from management to the Audit Committee and the full Board. Furthermore, the Audit Committee reports on the matters discussed at the committee level to the full Board. The Audit Committee and the full Board focus on the material risks facing the Company, including strategic, operational, legal and regulatory risks, to assess whether management has reasonable controls in place to address these risks. In addition, the Compensation Committee is charged with reviewing and discussing with management whether the Company’s compensation arrangements are consistent with effective controls and sound risk management. Finally, risk management is a factor that the Board and the Nominating and Corporate Governance Committee consider when determining who to nominate for election as a director of the Company and which directors serve on the Audit Committee. The Board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.

Code of Business Conduct and Ethics and other governance documents

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all officers, directors and employees and consultants. The Code of Ethics, as well as any amendments to, or waivers under, the Code of Ethics as it applies to the Company’s officers, can be accessed in the Investor Relations — Corporate Governance section of our website at www.altimmune.com.

You may also obtain a copy of these documents by writing to Altimmune, Inc., 19 Firstfield Road, Suite 200, Gaithersburg, Maryland 20878, Attention: Investor Relations.

Copies of the charters of our Board’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, as well as a copy of the Company’s Corporate Governance Guidelines, can be accessed in the Investor Relations — Corporate Governance section of our website.

Communicating with our Board members

Although our Board of Directors has not adopted a formal process for stockholder communications with the Board, we make every effort to ensure that the views of stockholders are heard by the Board or by individual directors, as applicable, and we believe that this has been an effective process to date. Stockholders may communicate with the Board by sending a letter to the Altimmune, Inc. Board of Directors, c/o Corporate Secretary, 19 Firstfield Road, Suite 200, Gaithersburg, Maryland 20878. The Corporate Secretary will receive the correspondence and forward it to the Chairman of the Board, or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the General Counsel has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate or to take any other appropriate actions with respect to such communications.

In addition, any person, whether or not an employee, who has a concern regarding the conduct of the Company or our employees, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern in writing by addressing a letter to the Chairman of the Audit Committee, c/o Corporate Secretary, at our corporate headquarters address, which is 19 Firstfield Road, Suite 200, Gaithersburg, Maryland 20878.

Director Compensation for Fiscal Year 2016

The table below sets forth the compensation received by each of our non-employee directors for service during the fiscal year ended December 31, 2016. This table does not include Mr. Enright, Dr. Drutz, Mr. Hodges or Dr. Schafer because none of these individuals served as a member of our Board during the year ended December 31, 2016. Drs. Runge and St. Peter and Mr. Richman resigned from the Board in connection with the Merger. Mr. Gill’s compensation for fiscal year 2016 is included in the “Executive Compensation – Historical PharmAthene Compensation – Summary Compensation Table” below.

Name (1)	Fees Earned or Paid in Cash ($) (2)	All Other Compensation ($)(2)	Total ($)
Mitchel B. Sayare, Ph.D.	85,600	24,297	109,797
Derace L. Schaffer, M.D.	58,000	24,297	82,297
Jeffrey Runge, M.D. (3)	57,000	24,297	81,297
Eric I. Richman (3)	40,000	24,297	64,297
Steven St. Peter, M.D. (3)	42,500	24,297	66,797

(1)	As of December 31, 2016, there were no stock awards outstanding (vested or unvested) for Dr. Sayare, Dr. Schaffer, Dr. Runge, Mr. Richman and Dr. St. Peter. As of December 31, 2016, as adjusted for the Reverse Stock Split, the aggregate number of option awards outstanding (vested and unvested) for Dr. Sayare was 2,000, for Dr. Schaffer was 6,000, for Dr. Runge was 2,000, for Mr. Richman was 9,5894 and for Dr. St. Peter was 2,000 (not including options to purchase 7,000 shares assigned to MPM Funds).
(2)	Fees earned in 2016 were based on membership on the Company’s Board of Directors, committee membership and leadership positions. In addition to the other compensation received, members of the Board of Directors in 2016 were reimbursed for the reasonable out-of-pocket costs incurred by them in connection with travel to and from Board of Directors’ and committee meetings. None of such reimbursements amounted to $10,000 or more in 2016. The amounts reflected in this column represent the cash fees earned by non-executive directors for services during 2016. Of these amounts, the following amounts were paid in 2017 with respect to 2016 services: Sayare: $21,375, Schaffer: $14,500, Runge: $14,250, Richman: $10,000 and St. Peter: $10,625. The amounts reflected in this column do not include the following cash payments made to directors during 2016 for 2015 services: Sayare: $21,375, Schaffer: $14,500, Runge: $14,250, Richman: $10,000 and St. Peter: $10,625.
(3)	Resigned from the Board effective May 4, 2017.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed the firm of Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2017, and the Board is asking stockholders to ratify that selection. Although current law, rules and regulations, as well as the charter of the Audit Committee, require our independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of our independent registered public accounting firm to be an important matter of stockholder concern and considers a proposal for stockholders to ratify such selection to be an important opportunity for stockholders to provide direct feedback to the Board on an important issue of corporate governance. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain E&Y, but may ultimately determine to retain E&Y as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Your vote

Unless proxy cards are otherwise marked, the persons named as proxies will vote FOR the ratification of E&Y as the Company’s independent registered public accounting firm for the year ending December 31, 2017. Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal.

Board recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.

Information about our independent registered public accounting firm

E&Y served as the principal accountant for the audit of PharmAthene’s consolidated financial statements for the fiscal years ended December 31, 2016 and December 31, 2015. BDO LLP (“BDO LLP”) served as the principal accountant for the audit of Private Altimmune’s consolidated financial statements for the fiscal years ended December 31, 2016 and December 31, 2015. On June 22, 2017 (the “Engagement Date”), the Company engaged E&Y to serve as the independent registered public accounting firm for the combined Company for the year ending December 31, 2017. Representatives of E&Y will be present at our Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Change in Accountants and Engagement of E&Y

During the fiscal years ended December 31, 2016 and 2015, E&Y’s reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that each report contained a modification to the effect that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2016 and 2015 and the subsequent period through the completion of the Merger, (i) there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, and (ii) there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2016 and 2015, BDO’s reports on Private Altimmune’s financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that each report contained a modification to the effect that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2016 and 2015 and the subsequent period through the completion of the Merger, (i) there were no disagreements between Private Altimmune or the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports on Altimmune’s financial statements, and (ii) there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

During the period starting on May 4, 2017, the last day of E&Y’s previous engagement as the Company’s auditor, and ending on the Engagement Date, the Company did not consult with E&Y regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Principal Accountants’ Fees and Services

E&Y Fees

The following table sets forth the aggregate fees billed to the Company for services during the fiscal years ended December 31, 2016 and 2015 by E&Y:

Fee Category	2016	2015
Audit Fees(1)	$449,675	$288,564
Audit Related Fees(2)	1,252	91,425

Tax Fees(3)	$238,145	$68,540

Total	$689,072	$448,529

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of PharmAthene’s consolidated annual financial statements included in the Company’s Annual Report on Form 10-K and review of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided by independent registered public accountants in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees consist of fees billed for assurance and related services rendered that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”
(3)	Tax Fees were billed for services including assistance with tax compliance and the preparation of tax returns, tax consultation services, assistance in connection with tax audits and tax advice related to mergers, acquisitions and dispositions.

BDO Fees

The following table sets forth the aggregate fees billed for services rendered to Private Altimmune and the Company during the fiscal years ended December 31, 2016 and 2015 by BDO:

Fee Category	2016	2015
Audit Fees (1)	$497,402	$472,101
Tax Fees (2)	$67,492	$12,337

Total	$564,894	$484,438

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of Private Altimmune’s consolidated annual financial statements and the review of the interim consolidated financial statements included in our Current Report on Form 8-K filed on May 15, 2017, and services that are normally provided by independent registered public accountants in connection with statutory and regulatory filings or engagements.
(2)	Tax Fees were billed for services including assistance with tax compliance and the preparation of tax returns, tax consultation services, assistance in connection with tax audits and tax advice related to mergers, acquisitions and dispositions.

Pre-Approval Policies

The Audit Committee, or a designated member thereof, pre-approves 100% of all audit, audit-related, tax and other services rendered by the independent registered public accounting firm to the Company or its subsidiaries.

Immediately following the completion of each fiscal year, the Company’s independent registered public accounting firm shall submit to the Audit Committee (and the Audit Committee shall request from the independent registered public accounting firm), as soon as possible, a formal written statement describing: (i) the independent registered public accounting firm’s internal quality-control procedures; and (ii) all relationships between the independent registered public accounting firm and the Company, including at least the matters set forth in Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), in order to assess the independent registered public accounting firm’s independence.

Immediately following the completion of each fiscal year, the independent registered public accounting firm also shall submit to the Audit Committee (and the Audit Committee shall request from the independent registered public accounting firm), a formal written statement of the fees billed by the independent registered public accounting firm to the Company in each of the last two fiscal years for each of the following categories of services rendered by the independent registered public accounting firm: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent registered public accounting firm, in the aggregate and by each service.

Report of the Audit Committee of the Board of Directors

The Audit Committee currently consists of Drs. Sayare (Chair) and Schafer, and Mr. Hodges. Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of NASDAQ and the applicable rules and regulations of the SEC. The Board has determined that each member of the Audit Committee is financially literate, in other words, is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, as required by NASDAQ rules. In addition, the Board has determined that Dr. Sayare satisfies the NASDAQ rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Dr. Sayare is a “financial expert” as defined by the SEC.

The Audit Committee appoints our independent registered public accounting firm, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between the Company and its officers, directors and affiliates, and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. A copy of the Audit Committee charter is available in the Investors — Corporate Governance section of the Company’s website.

The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles, and relies upon the Company’s independent registered public accounting firm to review or audit, as applicable, such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).

Our Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2016 with our management. Our Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). Our Audit Committee has also received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with our Audit Committee concerning independence, and has discussed with our independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, our Audit Committee has recommended to our Board that our audited financial statements be included in our Current Report on Form 8-K filed on May 15, 2017.

Submitted by the Audit Committee of the Board of Directors:

Mitchel B. Sayare, Ph.D. (Chair) Klaus O. Schafer, M.D., MPH Philip L. Hodges

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC (the “Dodd-Frank Act”)), the Company is providing its stockholders the opportunity to cast an advisory vote on the compensation of its named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the named executive officers’ compensation. We will consider the recommendation of our shareholders in response to Proposal 4 below, and determine the frequency on which to include an advisory vote on executive compensation in future years.

The historical information included in the section below entitled “Compensation Discussion and Analysis – PharmAthene Historical Compensation Information” relates to the compensation of PharmAthene’s named executive officers during the fiscal years ended December 31, 2016, December 31, 2015, and December 31, 2014. The information in the section below entitled “Compensation Discussion and Analysis – Altimmune Compensation Arrangements” relates to the compensation of the Company’s post-Merger executive officers. As described in detail in the section “Compensation Discussion and Analysis” below, the Company’s post-Merger named executive officer compensation program is designed to attract, reward and retain the caliber of officers needed to ensure the Company’s continued growth and profitability. The primary objectives of the program are to:

•	align and reward Company and individual performance and decision-making with stockholder value creation and prudent risk management;

•	drive long-term growth objectives, thereby creating long-term value for our stockholders; and

•	provide rewards that are cost-efficient, equitable to our named executive officers and stockholders, and competitive with organizations that compete for executives with similar skill sets, thereby encouraging high-potential individuals with significant and unique market experience to build a career at the Company.

The Company seeks to accomplish these goals in a manner that is aligned with the long-term interests of the Company’s stockholders. The Company believes that its named executive officer compensation program is designed to achieve this goal with its emphasis on long-term equity awards and performance-based compensation, in addition to short-term (annual) incentive awards, specifically cash incentives, which are intended to enable the Company to successfully motivate and reward its named executive officers. The Company believes that its ability to retain its named executive officers is critical to its continuing financial success and that its focus on the long-term interests of its named executive officers aligns with the interests of its stockholders. For these reasons, the Board recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2017 Annual Meeting, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, this proposal is not binding upon the Company, our Board or our Compensation Committee. Notwithstanding the advisory nature of this vote, our Board and the Compensation Committee, which is responsible for designing and administering the Company’s named executive officer compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote is required to approve this Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 — ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTE

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Act), the Company is seeking the input of its stockholders on the frequency with which it will hold a non-binding, advisory vote on the compensation of its named executive officers (commonly known as a “frequency of say-on-pay” proposal). In voting on this Proposal 4, stockholders are provided with four choices. Stockholders may indicate their preference as to whether the advisory vote on the compensation of the Company’s named executive officers should occur (i) once every year, (ii) once every two years, or (iii) once every three years; or the stockholders may abstain from voting on this Proposal 4.

After careful consideration, it is the opinion of the Board that the frequency of the stockholder vote on the compensation of the Company’s named executive officers should be once per year. The Board recommends an annual advisory vote because an annual vote will allow stockholders to provide direct input on the Company’s compensation policies and practices, and the resulting compensation for the named executive officers, every year. Stockholders would have the opportunity to consider the Company’s most recent compensation decisions in the context of its pay for performance philosophy and focus on increasing long-term stockholder value, and to provide feedback to the Company in a timely way.

While the Board recommends an annual vote, stockholders are not voting to approve or disapprove of the Board’s recommendation. Rather, stockholders are being provided with the opportunity to cast an advisory vote, via the enclosed proxy card, on whether the stockholder advisory vote on named executive officer compensation should occur (i) once every year, (ii) once every two years, or (iii) once every three years, or to abstain from voting on the matter.

As an advisory vote, this proposal is not binding on the Company. Notwithstanding the advisory nature of this vote, the Board values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making a determination as to the frequency of future advisory votes on executive compensation. The alternative (every year, every two years or every three years) receiving the majority of the shares present in person or represented by proxy will be the frequency that stockholders approve. If no alternative receives a majority vote, then the majority that receives the greatest number of votes will be the frequency that stockholders approve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF SAY-ON-PAY VOTE OF ONCE PER YEAR.

PROPOSAL 5 — ADOPTION OF AN AMENDMENT TO OUR AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION, AS AMENDED TO ELECT TO BE GOVERNED BY

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

Our Board has unanimously approved and recommended for stockholder approval a proposed amendment (the “Section 203 Amendment”) to our Amended and Restated Certificate of Incorporation, as amended (our “Charter”), revising Article Tenth to provide that we will be governed by Section 203 of the Delaware General Corporation Law (the “DGCL”), as described in this Proposal 5. Under Section 203 of the DGCL, certain business combinations with interested stockholders of Delaware corporations are subject to a three-year moratorium unless specified conditions are met. The proposed amendment to opt into the provisions of Section 203 is not prompted by any specific contemplated stockholder action of which the Board is aware.

The text of the Section 203 Amendment is attached to this Proxy Statement as Appendix A. If our stockholders approve this Proposal 5 in addition to approving the adoption of an amended and restated certificate of incorporation incorporating the amendment pursuant to this Proposal 5, and, if one or more of such proposals is approved, the amendments pursuant to Proposal 6, Proposal 7, and Proposal 8, and certain other amendments (Proposal 9), we will file with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) one document that will incorporate such amendments into a single document (such document, the “Amended and Restated Certificate of Incorporation”), in lieu of filing separately each of the Section 203 Amendment, or the amendments pursuant to Proposal 6, Proposal 7, or Proposal 8, if one or more of such proposals are approved. The text of the proposed Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix E. If our stockholders do not approve Proposal 9 but do approve this Proposal 5, then the Section 203 Amendment will be filed as an amendment to our current Charter with the Delaware Secretary of State.

The description of the Section 203 Amendment should be read in conjunction with and is qualified in its entirety by reference to the text of the proposed Section 203 Amendment attached to this Proxy Statement as Appendix A.

Description of Section 203 of the DGCL

Section 203 of the DGCL provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for the purposes of determining voting stock outstanding shares held by directors who are also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer) or (iii) on or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as otherwise specified in Section 203 of the DGCL, an interested stockholder is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation (including stock that such person has the right to acquire pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights) or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date and (b) the affiliates and associates of any such person.

Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 of the DGCL may encourage persons or companies interested in acquiring the Company to negotiate with our Board before becoming an interested stockholder, since the 66 2/3% stockholder approval would not be required if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

This description of Section 203 of the DGCL should be read in conjunction with and is qualified in its entirety by reference to Section 203 of the DGCL, a copy of which is attached to this Proxy Statement as Appendix F.

Reasons for Adopting this Amendment

Currently, Article Tenth of our Charter expressly opts out of the provisions of Section 203 of the DGCL. Our Board, however, has carefully considered the potential adverse effects and the benefits of being subject to the provisions of Section 203 described above and has unanimously concluded that any adverse effects of Section 203 are substantially outweighed by the increased protection which the statute will afford our stockholders.

We believe it is in our best interest for Section 203 to apply to the Company because it will encourage any potential acquirer to negotiate with our Board and will reduce the likelihood of a hostile takeover that does not provide adequate value to the Company’s stockholders. The Board believes that a non-negotiated takeover bid may be unfair, coercive or disadvantageous to the Company and its stockholders because such a bid may: (i) be timed to take advantage of temporarily depressed stock prices; (ii) be designed to foreclose or minimize the possibility of more favorable competing bids; or (iii) involve the acquisition of only a controlling interest in our Company’s stock or a two-tiered bid, without affording all stockholders the opportunity to receive the same economic benefits.

The application of Section 203 to the Company will confer upon the Board the power to reject a proposed business combination in certain circumstances, even though a potential acquirer may be offering a premium for our capital stock or assets over the then-current market price. In a transaction in which an acquirer must negotiate with the Board, the Board can negotiate for the terms and structure that the Board believes are in the best interests of the Company and its stockholders and can reject any proposal that the Board believes is inadequate or unfairly timed. Section 203 may also discourage potential acquirers that are unwilling to negotiate with the Board. Section 203 should not interfere with any merger or business combination approved by the Board. A substantial number of public companies are governed by Section 203 of the DGCL, and the Board believes that such election is consistent with good principles of corporate governance and is appropriate for public companies incorporated in Delaware that do not have a controlling stockholder.

Effect of Stockholder Approval – Potential Antitakeover Effects

Upon the effectiveness of the Section 203 Amendment, “business combinations” with “interested stockholders” will be conditioned upon satisfaction of the provisions of Section 203 of the DGCL. However, the restrictions on business combinations will not apply to restrict a business combination between the Company and an interested stockholder of the Company if the interested stockholder because such prior to the effectiveness of the amendment.

The provisions of Section 203 are designed to deter a takeover or acquisition of control by interested stockholders without obtaining the prior approval of our Board. The restrictions of Section 203, however, also could deprive stockholders of possible opportunities to realize a premium for their shares if the Board does not support the transaction and reduce the risk to management that it might be displaced by a takeover.

Text of the Amendment

If this proposal is approved, Article Tenth of our Charter will be deleted in its entirety and a new Article Tenth will be added to our Charter as follows:

“TENTH: The corporation expressly elects to be governed by Section 203 of the General Corporation Law of the State of Delaware.”

Vote Required

Since this is an amendment to our Charter, under Delaware law the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote on this proposal will be required for approval of this proposal. As a result, abstentions and broker non-votes will have the effect of votes against the proposal.

No Appraisal Rights

Under Delaware law, stockholders are not entitled to appraisal rights with respect to this proposal and the Company will not independently provide stockholders with any such rights.

Board Recommendation

Our Board of Directors has determined that is in the best interests of Altimmune and its stockholders to approve the Section 203 Amendment to provide that the Company will be subject to the restrictions on business combinations in Section 203 of the DGCL. Accordingly, our Board unanimously recommends that you vote “FOR” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR CHARTER TO ELECT TO BE GOVERNED BY SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW.

PROPOSAL 6 — ADOPTION OF AN AMENDMENT TO OUR AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION, AS AMENDED, TO

ELIMINATE THE ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT

Our Board has unanimously approved and recommended for stockholder approval a proposed amendment (the “Written Consent Amendment”) to our Charter to eliminate the ability of stockholders to act by written consent, as described in this Proposal 6. The proposed amendment is not prompted by any specific contemplated stockholder action of which the Board is aware.

The text of the Written Consent Amendment is attached to this Proxy Statement as Appendix B. If our stockholders approve this Proposal 6 in addition to approving the adoption of the Amended and Restated Certificate of Incorporation pursuant to Proposal 9 incorporating the amendment pursuant to this Proposal 6, and the amendments contemplated by Proposal 5, Proposal 7, and/or Proposal 8 if one or more of such proposals is approved by our stockholders, we will file the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State in lieu of filing separately each of the Written Consent Amendment or the amendments pursuant to Proposal 5, Proposal 7, or Proposal 8, if one or more of such amendments is approved. If our stockholders do not approve Proposal 9 but do approve this Proposal 6, then the Written Consent Amendment will be filed as an amendment to our current Charter with the Delaware Secretary of State.

Our current Amended and Restated Certificate of Incorporation, as amended, is silent on stockholder action by written consent. Accordingly, under Section 228 of the DGCL, any action required by law to be taken at any annual or special meeting of our stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such section also specifies delivery, timing and notice requirements for such consent.

The description of the Written Consent Amendment should be read in conjunction with and is qualified in its entirety by reference to the text of the proposed Written Consent Amendment attached to this Proxy Statement as Appendix B.

Reasons for Adopting this Amendment

Our Board is committed to ensuring effective corporate governance policies and practices, which ensure that we are governed with high standards of ethics, integrity and accountability and in the best interest of our stockholders. Our Board, in its continuing review of corporate governance matters, has determined that eliminating our stockholders’ ability to act by written consent will best serve the purposes of the Company and the interests of our stockholders.

In accordance with our commitment to further stockholder enfranchisement, we are seeking to eliminate the ability of stockholders to act by written consent. Accordingly, all stockholders would be entitled to receive notice of any action requiring a vote of stockholders and be afforded the opportunity to have their views taken into account and vote on that action at a duly convened meeting. Our Board believes that the amendment is desirable because it preserves the opportunity for a greater number of stockholders to be heard before any stockholder action is taken. In addition, the amendment would make it difficult for a person who acquires a majority of the outstanding Common Stock of the Company to approve a merger or sale of the Company or take other action normally requiring a vote of stockholders without providing notice to all stockholders.

Our Board believes that the elimination of stockholder action by written consent would promote open negotiations concerning any proposed acquisition of the Company. The Written Consent Amendment is intended to, among other things, protect the Company and its stockholders from unfair or coercive takeover tactics. As part of a hostile takeover attempt, hostile bidders often attempt to force a response by a target company through threats or attempts to secure stockholder action without a meeting, which may not provide the board of directors of the target company with a reasonable opportunity to consider whether such hostile bid or stockholder proposal is in the best interests of the stockholders of the target company. The proposed Written Consent Amendment is intended to eliminate the Company’s vulnerability to such tactics and to ensure that appropriate takeover bids can be considered in a deliberate, proper and fully informed manner.

The proposed amendment also provides various additional benefits. For example, the amendment could reduce the time and effort our Board and management would need to devote to stockholder proposals, which time and effort could distract our directors and management from other important company business. In addition, the amendment would make it difficult for a person who acquires a majority of the outstanding Common Stock of the Company to approve a merger or sale of the Company or take other action normally requiring a vote of stockholders without providing notice to all stockholders and convening a meeting to vote on the proposed action. The Board believes that the benefits of discouraging hostile bidders and dissident stockholders seeking to further their own special interests from conducting potentially expensive and disruptive consent solicitations outweigh the inconvenience of requiring stockholders to act at a meeting of stockholders.

In light of the foregoing, our Board believes that amending the provisions of our current Charter to eliminate stockholder action by written consent is a prudent corporate governance measure to prevent a small number of stockholders from prematurely causing stockholder consideration of a proposal over the opposition of our Board by unilaterally soliciting the consent of a few stockholders for such a proposal before all of our stockholders have the full benefit of the knowledge, advice and participation of our management and Board.

Effect of Stockholder Approval – Potential Antitakeover Effects

The elimination of stockholders’ ability to act by written consent could have a potential anti-takeover effect and might render more difficult or discourage a merger, tender offer, proxy contest or change in control and the removal of management, which stockholders might otherwise deem favorable. The Written Consent Amendment, if approved, may be disadvantageous to stockholders to the extent that it has the effect of delaying or discouraging a future takeover attempt that is not approved by the Board but which a majority of the stockholders may deem to be in their best interests.

Our current Charter and bylaws currently include certain other provisions that may have an anti-takeover effect, including our Board’s right to issue preferred stock without obtaining the approval of our stockholders. In addition, Proposal 6 (to elect to be governed by Section 203 of the DGCL) may be deemed to have an anti-takeover effect. Other than Proposal 6, our Board does not currently contemplate recommending the adoption of any other amendments to our current Charter that could be construed to reduce or interfere with the ability of third parties to take over or change the control of our Company. Our Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company.

In deciding to recommend the elimination of our stockholders’ power to act by written consent, our Board considered the arguments against elimination of this power, in particular that elimination of the stockholders’ ability to act by written consent may hinder stockholders’ ability to act unilaterally between meetings and may have the anti-takeover effect discussed above. After careful consideration, our Board determined that the benefits of discouraging hostile bidders and dissident stockholders seeking to further their own special interests from conducting potentially expensive and disruptive consent solicitations, and of forcing potential bidders to negotiate with the Board for a change of control transaction to enable the Board to better maximize stockholder value outweigh these disadvantages.

Text of the Amendment

If this proposal is approved, Article Seventh of our Charter will be amended to add a new Section (E) as follows:

“(E): Subject to the rights, if any, of the holders of any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders”

Vote Required

Since this is an amendment to our Charter, under Delaware law the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote on this proposal will be required for approval of this proposal. As a result, abstentions and broker non-votes will have the effect of votes against the proposal.

No Appraisal Rights

Under Delaware law, stockholders are not entitled to appraisal rights with respect to this proposal and the Company will not independently provide stockholders with any such rights.

Board Recommendation

Our Board of Directors has determined that is in the best interests of Altimmune and its stockholders to approve the Written Consent Amendment to eliminate the ability of stockholders to act by written consent. Accordingly, our Board unanimously recommends that you vote “FOR” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR CHARTER TO ELIMINATE THE ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT.

PROPOSAL 7 — ADOPTION OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO PERMIT OUR DIRECTORS TO FILL BOARD VACANCIES

Our Board has unanimously approved and recommended for stockholder approval a proposed amendment (the “Board Vacancy Amendment”) to our Charter to permit our Board to fill vacancies on the Board, as described in this Proposal 7. The proposed amendment is not prompted by any specific contemplated stockholder action of which the Board is aware.

The text of the Board Vacancy Amendment is attached to this Proxy Statement as Appendix C. If our stockholders approve this Proposal 7 in addition to approving the adoption of the Amended and Restated Certificate of Incorporation pursuant to Proposal 9 incorporating the amendment pursuant to this Proposal 7, and the amendments contemplated by Proposal 5, Proposal 6, and/or Proposal 8, if one or more of such proposals is approved by our stockholders, we will file the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State in lieu of filing separately each of the Board Vacancy Amendment or the amendments pursuant to Proposal 5, Proposal 6, or Proposal 8, if one or more of such amendments is approved. If our stockholders do not approve Proposal 9 but do approve this Proposal 7, then the Board Vacancy Amendment will be filed as an amendment to our current Charter with the Delaware Secretary of State.

The description of the Board Vacancy Amendment should be read in conjunction with and is qualified in its entirety by reference to the text of the proposed Board Vacancy Amendment attached to this Proxy Statement as Appendix C.

Reasons for Adopting this Amendment

Our Charter and Bylaws provide that directors on our Board are elected by a plurality of the votes cast by our stockholders. The DGCL permits a corporate board of directors to fill any vacant positions created on the board until the next stockholder meeting called for the purpose of electing directors. The Board has determined that it is in the best interest of the Company to allow the Board to fill vacancies occurring on the Board promptly, in order to permit the Board to respond to vacancies on the Board and fill them with qualified candidates while avoiding having director seats remain vacant until a stockholder meeting can be convened.

Effect of Stockholder Approval – Potential Antitakeover Effects

Allowing our Board to fill vacancies on the Board could have a potential anti-takeover effect and might render more difficult or discourage a merger, tender offer, proxy contest or change in control and the removal of management, which stockholders might otherwise deem favorable. In the event of an attempted change in control, the ability for our directors to fill vacancies on the Board could have the effect of delaying or discouraging a future takeover by allowing the Board to appoint directors who may not be in favor of such takeover attempt.

Text of the Amendments

If this proposal is approved, our current Charter will be amended as follows:

Article Seventh will be amended to add a new Section (F) as follows:

“(F) Subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, and except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the class to which the director shall have been appointed and until such director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal.”

Vote Required

Since this is an amendment to our Charter, under Delaware law the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote on this proposal will be required for approval of this proposal. As a result, abstentions and broker non-votes will have the effect of votes against the proposal.

No Appraisal Rights

Under Delaware law, stockholders are not entitled to appraisal rights with respect to this proposal and the Company will not independently provide stockholders with any such rights.

Board Recommendation

Our Board of Directors has determined that is in the best interests of Altimmune and its stockholders to approve the Board Vacancy Amendment to permit the Board to fill vacancies on the Board of Directors. Accordingly, our Board unanimously recommends that you vote “FOR” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR CHARTER TO PERMIT DIRECTORS TO FILL VACANCIES ON THE BOARD OF DIRECTORS.

PROPOSAL 8 — ADOPTION OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO GIVE THE BOARD FLEXIBILITY TO DETERMINE ON A CASE-BY-CASE BASIS AS TO WHETHER INDEMNIFICATION SHOULD BE PROVIDED BY THE COMPANY.

Our Board has unanimously approved and recommended for stockholder approval a proposed amendment (the “Indemnification Amendment”) to our Charter to give our Board the flexibility to determine, on a case-by-case basis, whether indemnification should be provided by the Company, except with respect to officers and directors, as described in this Proposal 8. The proposed amendment is not prompted by any specific contemplated stockholder action of which the Board is aware.

The text of the Indemnification Amendment is attached to this Proxy Statement as Appendix D. If our stockholders approve this Proposal 8 in addition to approving the adoption of the Amended and Restated Certificate of Incorporation pursuant to Proposal 9 incorporating the amendment pursuant to this Proposal 8, and the amendments contemplated by Proposal 5, Proposal 6, and/or Proposal 7, if one or more of such proposals is approved by our stockholders, we will file the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State in lieu of filing separately each of the Indemnification Amendment or the amendments pursuant to Proposal 5, Proposal 6, or Proposal 7, if one or more of such amendments is approved. If our stockholders do not approve Proposal 9 but do approve this Proposal 8, then the Indemnification Amendment will be filed as an amendment to our current Charter with the Delaware Secretary of State.

The description of the Indemnification Amendment should be read in conjunction with and is qualified in its entirety by reference to the text of the proposed Indemnification Amendment attached to this Proxy Statement as Appendix D.

Reasons for Adopting this Amendment

Our Charter currently provides very broad mandatory indemnification of all persons for which indemnification is permitted pursuant to Section 145 of the DGCL. This provision requires mandatory indemnification of all individuals serving as employees and agents of the Company. The Board believes that it would be in the best interests of the Company and its stockholders to give the Board the flexibility to determine on a case-by-case basis whether non-officer employees or agents of the Company should be entitled to be indemnified by the Company, rather than requiring such indemnification for all non-officer employees and agents in the Charter. The Company’s Bylaws will continue to provide for the mandatory indemnification of our directors and officers.

Effect of Stockholder Approval — Potential Antitakeover Effects

The Board does not believe that any of the changes to our Charter contemplated by this Proposal 8 could have a potential anti-takeover effect.

Text of the Amendments

If this proposal is approved, Article Eighth, Section (B) of our Charter will be deleted in its entirety and a new Article Eighth, Section (B) will be added as follows:

“(B) The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation. The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation.”

Additionally, if this Proposal 8 is approved, Article EIGHTH of our Charter will be amended to add a new Paragraph (C) as follows:

“C. Neither any amendment nor repeal of this Article EIGHTH, nor the adoption by amendment of this Certificate of Incorporation of any provision inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article EIGHTH, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.”

Vote Required

Since this is an amendment to our Charter, under Delaware law the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote on this proposal will be required for approval of this proposal. As a result, abstentions and broker non-votes will have the effect of votes against the proposal.

No Appraisal Rights

Under Delaware law, stockholders are not entitled to appraisal rights with respect to this proposal and the Company will not independently provide stockholders with any such rights.

Board Recommendation

Our Board of Directors has determined that is in the best interests of Altimmune and its stockholders to approve the Indemnification Amendment to give the Board the flexibility to determine on a case-by-case basis as to whether indemnification should be provided by the Company (other than with respect to officers and directors). Accordingly, our Board unanimously recommends that you vote “FOR” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR CHARTER TO GIVE THE BOARD THE FLEXIBILITY TO DETERMINE WHETHER INDEMNIFCATION SHOULD BE PROVIDED BY THE COMPANY.

PROPOSAL 9 — ADOPTION OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, WHICH SHALL INCORPORATE THE AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION PURSUANT TO PROPOSALS 5, 6, 7 AND 8, IF ONE OR MORE OF SUCH PROPOSALS ARE APPROVED.

Our Board has unanimously approved and recommended for stockholder approval of a proposed amendment and restatement of our Charter (the “Amended and Restated Certificate of Incorporation”) to (i) elect to be governed by Section 203 of the DGCL, as described in Proposal 5; (ii) eliminate the ability of stockholders to act by written consent, as described in Proposal 6; (iii) permit our Board to fill vacancies on the Board of Directors as described in Proposal 7; (iv) give our Board the flexibility to determine on a case-by-case basis as to whether indemnification should be provided by the Company (other than with respect to officers and directors) as described in Proposal 8; and (v) make certain other non-material changes to our current Charter, as described in this Proposal 9. The proposed Amended and Restated Certificate of Incorporation is not prompted by any specific contemplated stockholder action of which the Board is aware.

The text of the Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix E. If our stockholders approve this Proposal 9, in addition to one or more of Proposals 5, 6, 7, and 8, then we will file the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, in lieu of filing each of the amendments described in Proposals 5, 6, 7, 8 that were approved. If our stockholders do not approve either Proposal 5, Proposal 6, Proposal 7, or Proposal 8, but do approve this Proposal 9, then we file the Amended and Restated Certificate of Incorporation reflecting just the amendments described in this Proposal 9 with the Delaware Secretary of State (and not the Written Consent Amendment, Section 203 Amendment, Board Vacancy Amendment or Indemnification Amendment).

The description of the amendments and the summary of the Amended and Restated Certificate of Incorporation should be read in conjunction with and is qualified in its entirety by reference to the text of the proposed Amended and Restated Certificate of Incorporation attached to this Proxy Statement as Appendix E.

Reasons for Adopting the Amended and Restated Certificate of Incorporation

The principal reason for adopting the Amended and Restated Certificate of Incorporation is to incorporate the amendments as described in Proposal 5, Proposal 6, Proposal 7, and Proposal 8 into one document and to make other incidental non-material changes. The Amended and Restated Certificate of Incorporation will not incorporate any substantive changes that are not independently approved by our stockholders. Instead, the Amended and Restated Certificate of Incorporation will incorporate our current Charter and any amendments approved at the Annual Meeting into one document.

Effect of Stockholder Approval — Potential Antitakeover Effects

For further information regarding the descriptions of, the reasons for and general effect of the Section 203 Amendment, the Written Consent Amendment, the Board Vacancy Amendment, and the Indemnification Amendment, please see the discussions above under “Proposal 5,” “Proposal 6,” “Proposal 7,” and “Proposal 8,” as applicable. The Board does not believe that any of the other changes to our Charter contemplated by this Proposal 9 are material and the Board does not believe that any of them could have a potential anti-takeover effect.

Text of the Amendments

If this proposal is approved, our current Charter will be amended as follows:

Article Fifth, which currently states the name and mailing address of the sole incorporator of the Company will be deleted in its entirety and a new Article Fifth will read as follows:

“FIFTH: Intentionally omitted.”

Article Sixth, which currently provides for certain provisions relating to convertible notes of the Company that are no longer outstanding will be deleted in its entirety and a new Article Sixth will read as follows:

“SIXTH: Intentionally omitted.”

Article Seventh, Section (D) currently can be read to authorize bylaw amendments that could limit the authority of our Board of Directors and will be amended to remove the ability of stockholders to pass bylaws to limit the authority of our Board, as follows:

“(D) In addition to the powers and authorities hereinbefore or by statute express conferred upon them, the directors are hereby empowered to exercise all such powers and do all such things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware and this Certificate of Incorporation.”

Vote Required

Since this is an amendment and restatement of our Charter, under Delaware law the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote on this proposal will be required for approval of this proposal. As a result, abstentions and broker non-votes will have the effect of votes against the proposal.

No Appraisal Rights

Under Delaware law, stockholders are not entitled to appraisal rights with respect to this proposal and the Company will not independently provide stockholders with any such rights.

Board Recommendation

Our Board of Directors has determined that is in the best interests of Altimmune and its stockholders to approve the Amended and Restated Certificate of Incorporation. Accordingly, our Board unanimously recommends that you vote “FOR” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ADOPTION OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL 10 — APPROVAL OF THE ISSUANCE OF OUR COMMON STOCK PURSUANT TO NASDAQ LISTING RULES 5635(b) AND 5635(d)

General

On August 16, 2017, the Company entered into the Securities Purchase Agreement with multiple investors for the sale of 15,655.714 shares of our Preferred Stock, which are initially convertible into an aggregate of 5,863,564 shares of Common Stock (without regard to any limitation on conversion set forth in the Certificate of Designations (as defined below)) at an initial conversion price of $2.67 per share of Common Stock, and Warrants initially exercisable to purchase an aggregate of 2,345,427 shares of Common Stock (without regard to any limitation on exercise set forth in the Warrants) at an initial exercise price of $2.67 per share of Common Stock, for an aggregate offering price of $14.7 million, all upon the terms and conditions set forth in the Securities Purchase Agreement (the “Offering”). The Offering was conducted pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-217034), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 30, 2017 and declared effective by the Commission on April 6, 2017. The Offering closed on August 21, 2017. Piper Jaffray & Co. acted as placement agent in connection with the Offering pursuant to a Placement Agency Agreement, dated August 16, 2017 (the “Placement Agency Agreement”). Under the Placement Agency Agreement, the placement agent agreed to use “reasonable best efforts” to arrange for the sale of the Preferred Stock and related Warrants and the Company agreed to pay the placement agent a cash fee equal to 7.0% of the gross proceeds of the Offering. The Placement Agency Agreement contains customary representations, warranties and indemnification by the Company and provides for the reimbursement of up to $150,000 in out-of-pocket fees and expenses incurred by the placement agent. The Company received proceeds of approximately $13.0 million from the Offering, after deducting the placement agent fee, an additional fee related to our completed Merger paid to the placement agent, and the Company’s estimated offering expenses. The information set forth in this Proposal 10 is qualified in its entirety by reference to the actual terms of the Placement Agency Agreement, Securities Purchase Agreement, Certificate of Designations, form of Warrant and other agreements entered into in connection with the Offering, which are described in, and included as exhibits to, our Current Report on Form 8-K, filed on August 17, 2017.

Description of the Series B Convertible Preferred Stock

The rights, preferences and privileges of the Preferred Stock are set forth in a Certificate of Designations that the Company has filed with the Secretary of State of the State of Delaware. Our Preferred Stock is convertible into shares of our Common Stock, subject to the requirements of Nasdaq Listing Rules 5635(b) and (d), and the beneficial ownership limitations as provided in the Certificate of Designations, at a conversion price equal to $2.67 per share of Common Stock (the “Conversion Price”), subject to adjustment as provided in the Certificate of Designations, at any time at the option of the holder prior to the first anniversary of the date of issuance, or, subject to the satisfaction of certain conditions, at the option of the Company. Certain holders, as described in the Certificate of Designations, will be prohibited from converting Preferred Stock into shares of our Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own (pursuant to the rules of the Commission) more than 9.99% of the total number of shares of our Common Stock then issued and outstanding. Additionally, prior to the approval of our stockholders (the “Requisite Stockholder Approval”), all other holders of Preferred Stock will be prohibited from converting Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own (pursuant to the rules of the Commission) more than 19.99% of our shares of Common Stock then issued and outstanding, or if such conversion would cause us to issue pursuant to the terms of the Preferred Stock and the Warrants a number of shares in excess of 19.99% of our Common Stock outstanding as of the date of the Securities Purchase Agreement.

On December 15, 2017 and on the fifteenth day of each calendar month thereafter until the Maturity Date of August 15, 2018, inclusive, the Company will redeem the stated value of Preferred Stock in nine equal installments (the “Monthly Amortization Amounts”). The investors will have the ability to defer payments, but not beyond the Maturity Date of the Preferred Stock. Subject to the requirements of Nasdaq Listing Rules

5635(b) and (d), and certain other equity conditions, the Company may elect to pay the Monthly Amortization Amounts in cash or shares of Common Stock or in a combination of cash and shares of Common Stock.

Monthly Amortization Amounts paid in shares will be that number of shares of Common Stock equal to (a) the applicable Monthly Amortization Amount, to be paid in Common Stock divided by (b) the least of (i) the then existing Conversion Price, (ii) 85% of the arithmetic average of the three lowest Weighted Average Prices of the Common Stock during the ten consecutive Trading Day period ending on the Trading Day immediately preceding the applicable payment date, and (iii) 85% of the volume weighted average price of the Common Stock on the trading day immediately prior to the applicable payment date as determined pursuant to the Certificate of Designations.

The preceding summary of the terms and provisions of the Preferred Stock is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our Certificate of Designations of Preferences and Rights of the Series B Preferred Stock (the “Certificate of Designations”), which was attached as an exhibit to our Current Report on Form 8-K filed with the SEC on August 21, 2017.

Description of the Warrants

The Company issued Warrants registered in the name of each buyer of Preferred Stock in the Offering to purchase an aggregate of 2,345,427 shares of Common Stock (without regard to any limitation on exercise set forth in the Warrants). The Warrants are exercisable, at any time, following the date of issuance, at a price of $2.67 per share, subject to adjustment, and expire five years from the date of issuance. The holders may, subject to certain limitations, exercise the Warrants on a cashless basis. Certain holders of the Warrants will not have the right to exercise any portion of the Warrant if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise. Additionally, prior to the Requisite Stockholder Approval, the Warrants may not be exercised if, as a result of such exercise, the holder of such Warrant, together with its affiliates, would beneficially own more than 19.99% of our shares of Common Stock then issued and outstanding, or if such exercise would cause us to issue pursuant to the terms of the Preferred Stock and the Warrants a number of shares in excess of 19.99% of our Common Stock outstanding as of the date of the Securities Purchase Agreement.

The preceding summary of the terms and provisions of the Warrants is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the Warrants, the form of which is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on August 17, 2017.

Use of Proceeds

We received approximately $13.0 in net proceeds from the Offering, after deducting the placement agent fee, an additional fee related to our completed Merger paid to the placement agent, and our estimated offering expenses. If a Warrant holder elects to exercise the Warrants issued in the Offering by paying the exercise price in cash, we would also receive proceeds from the exercise of the Warrants. If all of these Warrants were to be exercised by paying the exercise price in cash at the exercise price of $2.67 per share, then we would receive additional net proceeds of approximately $6.3 million. We cannot predict when or if the Warrants will be exercised. It is possible that the Warrants may expire and may never be exercised, or may be exercised solely on a cashless basis, in which case we would not receive any additional cash proceeds.

We intend to use the net proceeds from the Offering for the continued advancement of development activities for our clinical-stage product pipeline, general corporate purposes, and strategic growth opportunities.

Voting Agreements

In connection with the Securities Purchase Agreement, certain of the Company’s stockholders, who collectively own approximately 39% of the Company’s Common Stock, entered into voting agreements, pursuant to which such stockholders agreed to vote their shares of Common Stock in favor of the Requisite Stockholder Approval (including this Proposal 10), and against any proposal or corporate action that could result in any of the Company’s obligations under the Securities Purchase Agreement not being fulfilled or a breach by the Company of any covenant, representation or warrant under the Securities Purchase Agreement.

Reasons for Stockholder Approval

Our Common Stock is listed on The Nasdaq Global Market and, as such, we are subject to Nasdaq Marketplace Rules. Nasdaq Rule 5635(d) requires that an issuer obtain stockholder approval prior to the issuance of Common Stock in certain circumstances, including for an issuance of Common Stock to a limited number of investors if such issuance is for less than the greater of book or market value of the Common Stock and would equal 20% or more of the Common Stock or voting power of the issuer outstanding before the issuance (as determined pursuant to the Nasdaq Rules). Nasdaq Rule 5635(b) requires stockholder approval for issuances of securities that will result in a “change of control” of the issuer, and Nasdaq may deem a change of control to occur when, as a result of an issuance, an investor or a group of investors, acting together, would own, or have the right to acquire, 20% or more of our shares of Common Stock or voting power then issued and outstanding and such ownership or voting power would be the largest ownership position of the Company.

Accordingly, the terms of the Preferred Stock and the Warrants prohibit certain holders from converting Preferred Stock into shares of Common Stock or exercising Warrants to acquire Common Stock, if, as a result of such conversion or exercise, such holder, together with its affiliates, would beneficially own more than 19.99% of our shares of Common Stock then issued and outstanding (the “Change of Control Exchange Cap”), or if such conversion or exercise would cause us to issue pursuant to the terms of the Preferred Stock and the Warrants a number of shares in excess of 19.99% of the number of shares of our Common Stock outstanding as of the date of the Securities Purchase Agreement (the “Private Placement Exchange Cap” and together with the Change of Control Exchange Cap, the “Exchange Caps”). The terms of the Preferred Stock prohibit us from paying Monthly Amortization Amounts in shares of Common Stock or a combination of shares of Common Stock and cash if such issuance of Common Stock would violate the requirements of Nasdaq Listing Rules 5635(b) or 5635(d) by exceeding either of the Exchange Caps.

If this Proposal 10 is approved by our stockholders, the number of shares of our Common Stock issued or issuable upon conversion of the shares of Preferred Stock, payments of the Monthly Amortization Amounts, and the exercise of the Warrants could exceed 20% of our Common Stock outstanding as of the date of the Securities Purchase Agreement, and holders of our Preferred Stock and Warrants could convert their shares of Preferred Stock or exercise their Warrants, and we could make payments of the Monthly Amortization Amounts in shares of Common Stock or a combination of shares and cash, even if, as a result of such conversion, exercise, or issuance, a holder and its affiliates would beneficially own more than 20% of our Common Stock then issued and outstanding, subject to additional restrictions and not including the holders of Preferred Stock and Warrants that may not beneficially own, together with their affiliates, more than 9.99% of our Common Stock then issued and outstanding regardless of whether the Requisite Stockholder Approval is obtained. We therefore seek your approval of this Proposal in order to satisfy the requirements of Nasdaq Rules 5635(b) and 5635(d) and the terms of the Securities Purchase Agreement with respect to the issuance of the Common Stock upon the conversion of the Preferred Stock and exercise of the Warrants without giving effect to the Exchange Caps set forth in the Certificate of Designations and the Warrants.

Effect of approval of Proposal 10 on Current Stockholders

If our stockholders approve this Proposal 10, current stockholders may experience significant dilution of their current equity ownership in the Company. There are two principal ways in which the Preferred Stock may be converted into shares of Common Stock: (1) conversion of the Preferred Stock at the election of the holders of the Preferred Stock, or, subject to the satisfaction of certain conditions, conversion of the Preferred Stock at the election of the Company, and (2) conversion into shares of Common Stock of amounts due under the nine amortization payments on the Preferred Stock. Additionally, we will issue additional shares of Common Stock upon any exercise of the Warrants. If this Proposal 10 is approved, the Company will be able to issue shares of Common Stock upon the conversion of Preferred Stock, the exercise of Warrants, or the payment of the Monthly Amortization Amounts, even if such issuance would cause us to have issued more than 20% of our Common Stock outstanding as of the date of the Securities Purchase Agreement, or if a holder acquiring such shares of Common Stock upon conversion of Preferred Stock or exercise of Warrant would beneficially own, together with its affiliates, more than 20% of our Common Stock then issued and outstanding as a result of such conversion or exercise (except for holders that may not beneficially own more than 9.99% of our Common Stock then issued and outstanding pursuant to the terms of the Certificate of Designations and the Warrants, regardless of whether we receive the Requisite Stockholder Approval).

Effect on Current Stockholders if Proposal 10 is not approved

If stockholders do not approve this Proposal 10, we will be required under the Securities Purchase Agreement to call a meeting of our stockholders every three months thereafter until such time as the Requisite Stockholder Approval is obtained, except that we will not be required to call more than three such meetings. Until the Requisite Stockholder Approval is obtained, holders of our Preferred Stock and Warrants will be prohibited from converting or exercising their Preferred Stock or Warrants and the Company will be prohibited from requiring the conversion of the Preferred Stock if, as a result of such conversion or exercise, such holder, together with its affiliates, would beneficially own more than 19.99% of our shares of Common Stock then issued and outstanding (except for holders that may not beneficially own more than 9.99% of our Common Stock then issued and outstanding pursuant to the terms of the Certificate of Designations and the Warrants, regardless of whether we receive the Requisite Stockholder Approval), or if such conversion or exercise would cause us to issue pursuant to the terms of the Preferred Stock and the Warrants a number of shares representing 20% or more of our Common Stock outstanding as of the date of the Securities Purchase Agreement. Because the terms of the Preferred Stock prohibit us from paying Monthly Amortization Amounts in shares of Common Stock or a combination of shares of Common Stock and cash if such issuance of Common Stock would violate the requirements of Nasdaq Listing Rules 5635(b) or 5635(d), we may be required to pay a significant portion of the Monthly Amortization Amounts in cash, rather than in shares of Common Stock if this Proposal 10 is not approved.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of Common Stock. None of our officers or directors participated in the Offering.

The investors in the Offering are set forth in the Schedule of Buyers attached to the Securities Purchase Agreement filed as Exhibit 2.1 to our Current Report on Form 8-K filed on August 17, 2017. The investors in the Offering included Novartis Bioventures Ltd. and affiliates of Truffle Capital and HealthCap V LP, each of whom owned greater than five percent of our outstanding Common Stock prior to the Offering.

No Appraisal Rights

Under Delaware law, stockholders are not entitled to appraisal rights with respect to this proposal and the Company will not independently provide stockholders with any such rights.

Vote Required

Approval of the this Proposal 10 requires the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and actually voted on this proposal. This means that the majority of the shares voted “for” this Proposal 10 must exceed the number of shares voted “against” this Proposal 10. Abstentions and broker non votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

Board Recommendation

Our Board of Directors has determined that it is in the best interests of Altimmune and its stockholders to approve the issuance of our Common Stock underlying our Preferred Stock and Warrants issued pursuant to the Securities Purchase Agreement. Accordingly, our Board unanimously recommends that you vote “FOR” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ISSUANCE OF OUR COMMON STOCK.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of August 18, 2017 by (i) each person or group of persons known by us to beneficially own more than five percent of our Common Stock, (ii) each of our named executive officers, (iii) each of our directors and nominees for director and (iv) all of our directors and executive officers as a group.

The following table gives effect to the shares of Common Stock issuable within 60 days of August 18, 2017 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended, and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 15,586,138 shares of Common Stock outstanding at the close of business on August 18, 2017. Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all shares of our Common Stock that he, she or it beneficially owns. The table does not include any shares of Common Stock that may be issued pursuant to the terms of the Preferred Stock or the Warrants, as described in more detail in Proposal 10.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Altimmune, Inc., 19 Firstfield Road, Suite 200, Gaithersburg, Maryland 20878.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders:
Novartis Bioventures Ltd. (1)	1,867,854	12.0%
Entities affiliated with Truffle Capital (2)	1,560,946	10.0%
Entities affiliated with Redmont Capital (3)	1,319,711	8.5%
Entities affiliated with HealthCap (4)	1,181,905	7.6%
Directors and Named Executive Officers:
William J. Enright (5)	490,398	3.1%
Elizabeth A. Czerepak (6)	117,700	*
David J. Drutz, M.D. (7)	43,757	*
John M. Gill (8)	91,224	*
Philip L. Hodges (9)	1,319,711	8.5%
Philip MacNeill (10)	12,635	*
Mitchel B. Sayare, Ph.D. (11)	29,550	*
Klaus O. Schafer, M.D., MPH (12)	16,146	*
Derace L. Schaffer, M.D. (13)	120,771	*
Sybil Tasker, M.D., M.P.H. (14)	58,691	*
All Executive Officers and Directors As a Group (11 persons) (15)	2,326,750	14.9%

*	Represents beneficial ownership of less than one percent of Altimmune’s outstanding Common Stock.
(1)	Based upon information included in a Schedule 13G filed May 8, 2017, consists of 1,867,301 shares of Common Stock and options to purchase 553 shares of Common Stock, all held by Novartis Bioventures Ltd., a Bermuda corporation. The board of directors of Novartis Bioventures Ltd., comprised of Simon Zivi, Michael Jones and Timothy Faries, has sole voting and investment control and power over such shares. None of the members of its board of directors has individual voting and investment power with respect to such shares and disclaims beneficial ownership of such shares. Novartis Bioventures Ltd. is an indirectly owned subsidiary of Novartis AG. The address of Novartis Bioventures Ltd. is 131 Front Street, Hamilton, Bermuda HM 12.
(2)

Based upon information included in a Schedule 13G filed May 15, 2017, consists of 416,043 shares of Common Stock and 364 shares of Common Stock that can be acquired upon exercise of outstanding options held by UFF Innovation 5 (UFF5) FCPI; 1,255 shares of Common Stock and 17 shares of Common Stock that can be acquired upon exercise of outstanding options held by Europe Innovation 2004 (E104) FCPI; 1,774 shares of Common Stock and 18 shares of Common Stock that can be acquired upon exercise of outstanding options held by Europe Innovation 2006 (E106) FCPI; 183,690 shares of Common Stock and 154 shares of Common Stock that can be acquired upon exercise of outstanding options held by Truffle Cap II (TCII) FCPR; 113,115 shares of Common Stock held by UFF Innovation 14 FCPI; 116,654 shares of Common Stock held by Truffle Fortune 5 FCPI; 179,359 shares of Common Stock held by Truffle Fortune 6 FCPI; 50,767 shares of Common Stock held by UFF Innovation 15 FCPI; 151,441 shares of Common Stock held by UFF Innovation 16 FCPI; 230,103 shares of Common Stock held by UFF Innovation 17 FCPI; 10,388 shares of Common Stock held by Truffle Fortune 4 FCPI and 105,804 shares of Common Stock held by Truffle InnoCroissance 2015 FCPI. Each of UFF Innovation 5 (UFF5) FCPI, Europe Innovation 2004 (E104) FCPI, Europe Innovation 2006 (E106) FCPI, UFF Innovation 14 FCPI, Truffle Fortune 5 FCPI, Truffle Fortune 6 FCPI, UFF Innovation 15 FCPI, UFF Innovation 16 FCPI, UFF Innovation 17 FCPI, Truffle Fortune 4 FCPI and Truffle InnoCroissance 2015 FCPI are FCPIs (Fonds Commun de Placement dans l’Innovation), which are tax efficient French collective investment funds. Truffle Cap II (TCII) FCPR is a FCPR (Fonds Commun de Placement à Risque), which is a French venture capital fund for institutional subscribers. Truffle Capital S.A.S., a French société par actions simplifiée, is the fund manager for each of the foregoing funds and as such manages and controls all voting and dispositive rights to shares held by each such fund. The address of each of the foregoing funds and Truffle Capital S.A.S. is c/o Truffle Capital S.A.S., 5, rue de la Baume, 75008 Paris, France.
(3)	Based upon information included in a Schedule 13D filed May 15, 2017, consists of 1,278,471 shares of Common Stock held by Redmont VAXN Capital Holdings, LLC, a Delaware limited liability company (“RVCH”), 36,785 shares of Common Stock held by Redmont Venture Partners, Inc., a Delaware corporation (“RVP”) and 4,455 shares of Common Stock held by Paradigm Venture Partners, L.P., a Delaware limited partnership (“PVP”). Philip Hodges has sole voting and dispositive control with respect to all securities held by RVCH, RVP and PVP. Mr. Hodges disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address of each of RVCH, RVP, PVP and Philip Hodges is c/o Redmont Capital, 820 Shades Creek Parkway, Suite 1200, Birmingham, AL 35209.
(4)	Based upon information included in a Schedule 13G filed May 15, 2017, consists of 1,164,190 shares of Common Stock, held by HealthCap V. L.P., a Delaware registered limited partnership, and 17,715 shares of Common Stock held by OFCO Club V (“OFCO”), a Swedish non-registered partnership. HealthCap V GP SA, L.L.C. (“HCSA”) is the sole general partner of HealthCap V, L.P. HCSA has voting and dispositive power over the shares held by HealthCap V, L.P. HCSA disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein. Peder Fredrikson and Francois Kaiser, the members of the board of HCSA, share voting and dispositive power over the shares held by HealthCap V, L.P. and may be deemed to have indirect beneficial ownership of the shares held by such entities. The members of the board of HCSA disclaim beneficial ownership of shares held by HealthCap V, L.P. except to the extent of any pecuniary interest therein. The address of HealthCap V, L.P. is c/o HealthCap V GP SA, 18, Avenue d’Ouchy, 1006 Lausanne, Switzerland. OFP V Advisor AB, L.L.C. (“OFP AB”) is a member of OFCO and has voting and dispositive control over the shares held by OFCO. Bjorn Ingemar Odlander, Per Olof Eriksson, and Ann Christine Forsberg, the members of the board of OFP AB, may be deemed to possess voting and dispositive control over the shares held by OFCO and may be deemed to have indirect beneficial ownership of the shares held by OFCO. OFP AB and each of its members of the board disclaim beneficial ownership of the shares held by OFCO, except to the extent of their respective actual pecuniary interest therein. The address of OFCO Club V is c/o OFP V Advisor AB, Engelbrektsplan 1, 114 34 Stockholm, Sweden.
(5)	Includes 309,234 shares of Common Stock that can be acquired upon the exercise of outstanding options.
(6)	Consists of 197,322 shares of Common Stock that can be acquired upon the exercise of outstanding options.
(7)	Consists of 20,777 shares of Common Stock, and 22,980 shares of Common Stock that can be acquired upon the exercise of outstanding options.
(8)	Consists of 61,224 shares granted as restricted stock and not relinquished for tax purposes (included herein irrespective of vesting date), 22,000 shares of Common Stock and 8,000 shares of Common Stock that can be acquired upon exercise of outstanding options.

(9)	Consists solely of shares held by Redmont Capital as described in footnote 3 above. Mr. Hodges disclaims beneficial ownership of the shares referred to in footnote 3 above, except to the extent of any pecuniary interest in such shares.
(10)	Includes 5,000 shares granted as restricted stock and not relinquished for tax purposes (included herein irrespective of vesting date), 7,634.6 shares of Common Stock and 1,968.7 shares of Common Stock that can be acquired upon exercise of outstanding options.
(11)	Consists of 27,550 shares of Common Stock and 2,000 shares of Common Stock that can be acquired upon exercise of outstanding options.
(12)	Consists of 5,998 shares of Common Stock (600 of which are held in escrow), and 10,148 shares of Common Stock that can be acquired upon the exercise of outstanding options.
(13)	Consists of 116,771 share of Common Stock and 4,000 shares of Common Stock that can be acquired upon exercise of outstanding options.
(14)	Consists of 58,691 shares of Common Stock that can be acquired upon the exercise of outstanding options (representing the portion of options to purchase a total of 88,691shares of Common Stock which have already vested).
(15)	Includes shares deemed to be beneficially owned by directors, including those pursuant to relationships with Redmont Capital as discussed in footnotes 3 and 9 above.

EXECUTIVE OFFICERS

Set forth below is information concerning our executive officers and significant employees as of July 31, 2017.

Name	Age	Position
William J. Enright	54	President and Chief Executive Officer
Elizabeth A. Czerepak	61	Chief Financial Officer, Executive Vice President of Corporate Development and Secretary
M. Scot Roberts, Ph.D.	58	Chief Scientific Officer
Sybil Tasker, M.D., MPH	54	Chief Medical Officer

William J. Enright was appointed as President and Chief Executive Officer in connection with the Merger. See Proposal 1 — Election of Directors — Director information for a discussion of Mr. Enright’s business experience.

Elizabeth A. Czerepak — Chief Financial Officer, Executive Vice President of Corporate Development and Secretary

Ms. Czerepak currently serves as Chief Financial Officer, Executive Vice President of Corporate Development and Secretary of the Company. Ms. Czerepak joined Altimmune in April 2015 as its Chief Financial Officer and received the additional title of Executive Vice President of Corporate Development in January 2017. An experienced finance executive, Ms. Czerepak has led a broad range of initiatives at public and privately held pharmaceutical and biotechnology companies. As a venture capital investor and board member of several portfolio companies at Bear Stearns Health Innoventures (BSHI), she played a key role in raising hundreds of millions of dollars in private financings and IPOs, and the successful sale of two portfolio companies. From April 2014 until April 2015, Ms. Czerepak served as CFO and Chief Business Officer at Isarna Therapeutics BV and, earlier, from January 2011 until March 2014, as CFO and Principal Accounting Officer at Cancer Genetics, Inc. (NASDAQ: CGIX). Prior to CGIX, from April 2000 until June 2009, she was a founding general partner at BSHI, and from April 2000 until December 2008, she was a managing director and an NASD Registered Representative at JP Morgan Inc. and Bear Stearns & Co. Earlier in her career, Ms. Czerepak was Vice President of Business Development and a member of the U.S. executive board at BASF Pharma, and held senior-level finance, licensing and corporate development positions at Hoffmann-La Roche and Merck & Co. Ms. Czerepak has an MBA from Rutgers University and a BA magna cum laude from Marshall University.

M. Scot Roberts, Ph.D. — Chief Scientific Officer

Dr. Roberts currently serves as Chief Scientific Officer of the Company. Dr. Roberts joined Altimmune in December 2012 and has nearly 20 years of senior technical leadership experience, most recently at ImQuest BioSciences, Inc., where as Chief Scientific Officer from November 2010 until November 2012, he was responsible for managing scientific operations as well as business development opportunities in cancer and antivirals. Dr. Roberts held key positions at Wellstat Biologics Corporation from August 1996 until October 2010, including Director of Research and Development where he was responsible for a portfolio of biologic candidates in oncology including a clinical stage asset. He also led bioassay development efforts for the company and assumed leadership roles in upstream process development and animal pharmacology while at Wellstat. Dr. Roberts has significant experience in both small molecule and biologics drug development with a focus on viral vectors and antiviral therapies. Dr. Roberts completed a post-doctoral fellowship at the National Cancer Institute, Laboratory of Molecular Virology and has numerous patents and publications in peer-reviewed journals, and has been an invited speaker and Chair at numerous international conferences. Dr. Roberts received his Ph.D. from the Johns Hopkins School of Medicine, Department of Pharmacology and Molecular Sciences.

Sybil Tasker, M.D.,MPH, FACP, FIDSA — Chief Medical Officer

Dr. Tasker serves as Chief Medical Officer of the Company. Dr. Tasker joined Altimmune as Senior Vice President of Clinical Research and Development in April 2016 and was promoted to Chief Medical Officer in

May 2017, and is an experienced infectious disease clinician and fellow of the American College of Physicians and the Infectious Diseases Society of America. Prior to joining Altimmune, she led development of a therapeutic herpes simplex vaccine at Genocea Biosciences and had positions of increasing responsibility in infectious disease product development strategy at two global CROs. A prior career military officer, she was the senior U.S. Navy infectious disease physician and technical advisor to Department of Defense leaders about a wide variety of infectious disease policy issues, including HIV, tropical disease, vaccination, infection control, bioterrorism and pandemic preparedness. She has extensive antimicrobial, vaccine and infectious disease-related device and diagnostic development experience across all phases of the clinical development process. She holds a California medical license and is board certified in both internal medicine and infectious diseases. Dr. Tasker earned an A.B. degree in Biochemistry from Princeton University, an M.D. degree from Columbia University and an M.P.H. degree from Johns Hopkins University School of Public Health.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (“CD&A”) explains our pay for performance methodology, and describes and analyzes our compensation programs and practices. The information in the section below entitled “Altimmune Compensation Arrangements” relates to the compensation of the Company’s current executive officers appointed after the completion of the Merger. The historical information included below in the section entitled “PharmAthene Historical Compensation Information” details the specific amounts of compensation paid for fiscal year 2016 to Mr. Gill, our former Chief Executive Officer (“CEO”), and Philip MacNeill, our former Chief Financial Officer (“CFO”), who for these purposes are considered our “named executive officers” (“NEOs”). For historical information with respect to the compensation paid to our current executive officers, refer to the section “Altimmune Executive Compensation” in our Form S-4/A filed on March 31, 2017.

Altimmune Compensation Arrangements

Altimmune’s Compensation Philosophy and Objectives

Altimmune’s compensation philosophy reflects the following general principles:

•	Offer balanced total compensation, which may include base pay, short-term and long-term performance incentives, severance and retirement and other benefits, in an effort to satisfy stockholder, company and individual executive goals.

•	Attract and retain high caliber executives and key personnel by offering total compensation that is competitive with that offered by similarly situated companies. This objective is referred to as “competitive compensation.”

•	Align the compensation of executives with the goals of Altimmune by conditioning a substantial portion of each named executive officer’s compensation on a combination of short- and long-term performance, including cash bonuses and equity incentives. This objective is referred to as “performance incentives.”

•	Increase, when appropriate, the percentage of a named executive officer’s total compensation that is “at risk” proportionate to his or her overall responsibilities, position and compensation.

Determination of Compensation

The Company’s Compensation Committee relies on the significant experience of its directors in establishing compensation, as well as the input of Mr. Enright, the Chief Executive Officer, who has many years of experience in the industry. Mr. Enright evaluates each other named executive officer’s overall performance and contributions to the Company at the end of each year and reports to the Compensation Committee his recommendations regarding each element of the other named executive officers’ compensation to the compensation committee. Mr. Enright does not participate in any formal discussion with the compensation committee regarding decisions on his own compensation and he recuses himself from meetings when his compensation is discussed.

Elements of Executive Compensation Program

The Company’s executive compensation program consists of the following elements:

•	base salary;

•	annual cash bonuses;

•	stock options;

•	health and retirement benefits and perquisites; and

•	401(k) plan

The Company does not generally rely on formulaic guidelines for determining the mix or levels of cash and equity-based compensation, but rather maintains a flexible compensation program that allows the Company to adapt components and levels of compensation to motivate and reward individual executives within the context of its desire to attain certain financial and operational goals. Subjective factors considered in compensation determinations include an executive’s skills and capabilities, contributions as a member of the executive management team, contributions to the Company’s overall performance and whether the total compensation potential and structure is sufficient to ensure the retention of an executive when considering the compensation potential that may be available elsewhere.

Base Salaries

The base salaries of our executive officers are an important part of their total compensation packages, and are intended to reflect their respective positions, duties and responsibilities.

Base salary is a visible and stable foundation of the “competitive compensation” program. On a prospective basis, the Company will continue to evaluate the mix of base salary, short-term incentive compensation and long-term incentive compensation to appropriately align the interests of our executive officers with those of stockholders. As of the end of fiscal year 2016, the executive officers of Private Altimmune were entitled to the following base salaries:

Executive Officer	Base Salary
William J. Enright	$300,000
Elizabeth A. Czerepak	$290,000
M. Scot Roberts, Ph.D.	$200,000
Sybil Tasker, M.D., MPH	$290,000

At the closing of the Mergers, pursuant to the terms of their respective employment agreements, the base salaries of Mr. Enright, Ms. Czerepak and Dr. Roberts were increased to $375,000, $325,000 and $220,000, respectively. Upon her appointment as Chief Medical Officer on June 6, 2017, Dr. Tasker’s base salary was increased to $350,000.

Annual Bonus Program

The Company considers annual cash bonuses to be an important component of its “performance incentives.” Annual cash bonuses are considered to be “at-risk” compensation, as the amount of annual cash bonuses received by our executive officers varies based on achievement of individual and corporate performance objectives established by the Board, taking into account recommendations of the compensation committee in consultation with Mr. Enright (except that Mr. Enright takes no part in the determination of his annual cash bonus).

During fiscal 2016, Private Altimmune’s executive officers were eligible to receive annual cash bonuses equal to the following percentages of their respective base salaries:

Executive Officer	Target Percentage
William J. Enright	50%
Elizabeth A. Czerepak	30%
M. Scot Roberts, Ph.D.	30%
Sybil Tasker, M.D., MPH	30%

Each executive officer’s annual cash bonus is based 50% on achievement of corporate objectives and 50% on achievement of individual objectives. The individual and corporate objectives are generally established by the compensation committee in the beginning of each fiscal year and are designed to incentivize the named executive officers to drive the success of the Company’s business and promote shareholder value. The chief executive officer recommends corporate and individual goals to the Compensation Committee, although the Compensation Committee ultimately determines the performance objectives upon which annual cash bonuses will be based. Each executive officer’s annual cash bonus is based upon achievement of between three and six corporate objectives and three to six individual objectives, although the actual number of objectives may vary among the executive officers and from year to year. For the chief executive officer, individual objectives are generally closely aligned with company-wide objectives, while the individual objectives for the other executive officers generally relate to each executive officer’s area of responsibility. The Compensation Committee determines the weighting that will be given to each of the objectives, which is generally based on the importance of the objective to the Company’s annual business plan.

The performance objectives (and their respective weightings) for the named executive officers’ 2016 annual cash bonuses are set forth below.

Executive Officer	Objective	Weighting
William J. Enright	Ensure sufficient funding to meet corporate needs, including completion of successful IPO or identifying and implementing alternate financing strategies if the IPO is unsuccessful by year end	50%
	Ensure execution of clinical development strategy	30%
	Manage to financial targets	10%
	Refine long-term and strategic growth objectives	10%

Elizabeth A. Czerepak	Conduct monthly close process and develop quarterly and year-end financial statements pro formas and consolidations; complete 2015 US and UK audits and 2016 quarterly reviews	20%
	Lead process for filing S-1 registration statement; manage initial public offering process	50%
	Improve budget control systems	15%
	Institute public reporting procedures; implement process for conducting earnings calls. Assure appropriate payroll and tax reporting. Maintain corporate records	15%

M. Scot Roberts, Ph.D.	Complete successful IPO by end of fourth quarter	10%
	Execute on clinical and pre-clinical development strategy	40%
	Adhere to financial targets	30%
	Identify and acquire late-stage clinical assets or complementary technology or complete out-licensing transaction for one of Altimmune’s existing assets	20%

Sybil Tasker, M.D.	Support successful IPO and corporate funding initiatives	20%
	Ensure execution of clinical development strategy	50%
	Manage to financial targets	15%
	Develop long-term strategic growth plan	15%

Based on the Compensation Committee’s assessment of the 2016 performance of each executive officer against his or her performance objectives, the Compensation Committee approved annual bonuses to the executive officers in the following amounts: Mr. Enright — $150,000; Ms. Czerepak — $87,000; Dr. Roberts — $40,500; and Dr. Tasker — $50,569.

Equity-Based Compensation

The Company views equity-based compensation as a critical component of its balanced total compensation program. Equity-based compensation creates an ownership culture among employees that provides an incentive to contribute to the continued growth and development of the business and aligns interests of executives and managers with those of stockholders. The Compensation Committee takes into account the other elements of compensation paid to executive officers, including base salary and annual cash bonuses, when determining the amount, if any, of equity grants to be made to executive officers. The Company does not have a formal policy for determining the value of equity awards. Instead, the size of any equity award is based on the Compensation Committee’s assessment of the other elements of each executive officer’s compensation to ensure that equity awards are consistent with such other elements to provide a total compensation package that will attract, motivate and retain talented senior executives to promote the Company’s success and increase shareholder value.

The Company maintains the 2017 Omnibus Incentive Plan, pursuant to which named executive officers will be granted stock options.

Benefits

The Company provides the following benefits to its executive officers. These are the same benefits provided to all of the Company’s employees:

•	medical, dental and vision insurance;

•	life insurance, accidental death and dismemberment and business travel and accident insurance;

•	health and dependent care flexible spending accounts; and

•	short and long-term disability.

Perquisites

The executive officers are provided with limited perquisites to aid in the performance of their respective duties and to provide “competitive compensation” with executives with similar positions and levels of responsibilities.

401(k) Plan

The Company maintains a tax-qualified retirement plan (the “401(k) Plan”) that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) Plan as of the first day of the month following the date they meet the 401(k) Plan’s eligibility requirements, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual limits under the Internal Revenue Code of 1986, as amended (the “Code”). All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) Plan permits Altimmune to make matching contributions and profit sharing contributions to eligible participants. Altimmune matches contributions 100% on the first 4% of contributions made by participants.

Tax and Accounting Considerations

While the Board and its Compensation Committee generally consider the financial accounting and tax implications of executive compensation decisions for the Company’s executive officers, neither element has been a material consideration in the compensation awarded to our executive officers historically. In addition, the Company’s Compensation Committee and its Board have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the named executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Company’s chief executive officer and each of the other executive officers (other than our chief financial officer), unless compensation is performance-based. Compensation is generally “performance-based” if it is determined using pre-established objective formulas and criteria approved by stockholders within the past five years.

The Company’s Compensation Committee does not believe that compensation decisions should be determined solely by how much compensation is deductible for federal income tax purposes. As a result, our Compensation Committee has authorized non-deductible compensation and retains the discretion to authorize payments that may not be deductible if it believes that such payments are in the best interests of the Company and its stockholders. Moreover, changes in applicable tax laws and regulations as well as factors beyond the control of the compensation committee can adversely impact the deductibility of compensation paid to our executive officers who are covered by Section 162(m).

Employment Agreement with William J. Enright

The Company entered into an amended and restated employment agreement with William J. Enright, the President and Chief Executive Officer of the Company, which became effective on May 4, 2017, the date of the closing of the Mergers. The amended agreement has an initial term that will expire on December 31, 2018. Unless either the Company or Mr. Enright elect not to renew the agreement, Mr. Enright’s agreement will automatically renew for successive one-year terms effective January 1, 2019 and each January 1 thereafter.

Under the agreement, Mr. Enright will receive a base salary of $375,000 and will be eligible to receive an annual discretionary incentive bonus of up to 50% of his base salary based on achievement of performance goals established by the compensation committee of the Company’s Board (the “Compensation Committee”). Mr. Enright will be eligible to participate in the Company’s employee benefit plans made available to its similarly situated senior executives. In addition, the Company will pay the premium costs for a term life insurance policy for Mr. Enright with a benefit equal to Mr. Enright’s base salary and for short- and long-term disability plans that provide for an annual benefit of at least 60% of Mr. Enright’s base salary for as long as the disability continues. During the term of Mr. Enright’s employment, and subject to applicable securities laws or listing standards, the Company will use its best efforts to cause Mr. Enright to be nominated for election as a member of the Company’s board of directors at each annual meeting of stockholders at which Mr. Enright is up for election.

On May 4, 2017, the effective date of the agreement, the Compensation Committee granted Mr. Enright an option to purchase 99,927 shares of Common Stock of the Company at an exercise price of $6.50 per share (which is equal to the closing price of the Company’s Common Stock on the NYSE MKT on May 4, 2017, as adjusted for the Reverse Stock Split). Twenty five percent of the shares underlying the option are vested on the date of grant and the remaining 75% of the shares vest and become exercisable in substantially equal monthly installments over the 36 months following the date of grant; provided, that if, in the sole discretion of the Compensation Committee, the Company successfully completes a public offering then an additional 25% of the shares underlying the option shall immediately vest and the remaining 50% of the shares will vest and become exercisable in substantially equal monthly installments over the 24 months following the date of grant. The option was granted under the terms of the Altimmune, Inc. 2017 Omnibus Incentive Plan (formerly called the PharmAthene, Inc. 2017 Omnibus Incentive Plan) and is subject to the terms and conditions thereof.

In the event of an employment termination, the Company will pay Mr. Enright his earned but unpaid base salary through the date of termination, accrued but unused vacation pay, unreimbursed business expenses and such employee benefits as may be due to Mr. Enright under the terms of the applicable benefit plans (the “Accrued Benefits”).

If the Company terminates Mr. Enright’s employment without cause or Mr. Enright resigns his employment for good reason, in addition to the Accrued Benefits, Mr. Enright will be entitled to receive 12 months of base salary continuation payments, 12 months of continued coverage under the health insurance plans in which Mr. Enright participates at the time of the termination and payment of any unpaid prior year’s annual bonus. If such employment termination or resignation occurs within one year following a change of control, Mr. Enright is entitled to receive an amount equal to the sum of 18 months of his base salary plus his target annual discretionary incentive bonus for the year of termination, 12 months of continued coverage under the health insurance plans in which Mr. Enright participates at the time of the termination, payment of any unpaid prior year’s annual bonus and, in addition, all of Mr. Enright’s outstanding unvested equity awards will become vested. If any payments, whether under Mr. Enright’s employment agreement or otherwise, would be subject to the golden parachute excise tax under Section 4999 of the Internal Revenue Code (the “Code”), such payments will be reduced to the extent necessary to avoid the excise tax if doing so would result in a greater net after tax payment to Mr. Enright. Mr. Enright is required to execute and not revoke a release of claims in order to be eligible to receive severance payments or benefits, other than the Accrued Benefits.

Under the agreement, “cause” generally means Mr. Enright’s (i) material breach of his fiduciary duties, (ii) material breach of his employment agreement, (iii) willful failure or refusal to follow written policies, (iv) conviction of, or plea of guilty or nolo contendere to, a felony, or (v) continuing and willful refusal to act as directed by the Company’s board of directors. Under the agreement, “good reason” generally means (i) a reduction in Mr. Enright’s base salary or target annual bonus opportunity, (ii) a material diminution in Mr. Enright’s authorities, duties or responsibilities, or (iii) a relocation of Mr. Enright’s principal place of employment more than 50 miles from Gaithersburg, Maryland.

Mr. Enright will be subject to restrictive covenants during the term of his employment and for a period of one year following the termination of his employment. In particular, Mr. Enright will be prohibited from soliciting the Company’s customers, clients and employees and from engaging in sales, marketing or related activities on behalf of himself or another entity that directly competes with the Company and does business in the same geographical areas in which the Company does business, except that the post-employment restriction on competition does not apply if Mr. Enright’s employment is terminated for cause.

Employment Agreements with Elizabeth A. Czerepak, M. Scot Roberts, Ph.D. and Sybil Tasker, M.D., MPH

The Company entered into an employment agreement with each of Elizabeth A. Czerepak, the Chief Financial Officer and Executive Vice President, Corporate Development, and M. Scot Roberts, Ph.D., the Chief Scientific Officer, that became effective on December 7, 2015. In addition, Altimmune entered into an employment agreement with Sybil Tasker, M.D., MPH, the Senior Vice President of Clinical Research and Development. Upon the closing of the Mergers, each of these agreements has become agreements of the Company. Each of these agreements provides for an initial term that will expire on December 31, 2017. Unless either party elects not to renew the agreement, the agreement will automatically renew for successive one-year terms effective January 1, 2018 and each January 1 thereafter.

The agreements provide each of Ms. Czerepak and Dr. Tasker with an initial base salary of $290,000 and Dr. Roberts with an initial base salary of $200,000. Upon the closing of the Mergers, the base salary amounts for Ms. Czerepak and Dr. Roberts were increased to $325,000 and $220,000, respectively. In addition, Ms. Czerepak and Drs. Roberts and Tasker are each eligible to receive an annual discretionary incentive bonus of up to 30% of their respective base salaries based on achievement of performance goals previously established by the compensation committee of Private Altimmune’s board of directors. Ms. Czerepak and Drs. Roberts and Tasker will be eligible to participate in the Company’s employee benefit plans made available to its similarly situated senior executives.

If, prior to a change in control, the Company terminates the employment of Ms. Czerepak or Drs. Roberts or Tasker without cause or if such executive resigns for good reason, in addition to the executive’s Accrued

Benefits (to which the executive is entitled on any termination of employment), the executive will be entitled to receive severance equal to six months of base salary continuation payments, six months of continued coverage under the health insurance plans in which the executive participated at the time of the termination and payment of any unpaid prior year’s annual bonus. If such employment termination or resignation occurs within the one-year period following a change in control, the executive would be entitled to receive a severance amount equal to the sum of 12 months of the executive’s base salary plus the executive’s target annual discretionary incentive bonus for the year of termination, six months of continued coverage under the health insurance plans in which the executive participates at the time of termination, payment of any unpaid prior year’s annual bonus and, in addition, all of the executive’s outstanding unvested equity awards will become vested. The agreements also provide that if any payments, whether under the agreements or otherwise, payable to the executive would be subject to the golden parachute excise tax under Section 4999 of the Code, such payments will be reduced to the extent necessary to avoid the excise tax if doing so would result in a greater net after tax payment to the executive. The executive is required to execute and not revoke a release of claims in Altimmune’s favor in order to be eligible to receive the severance payments and benefits.

Under the agreements with Ms. Czerepak and Drs. Roberts and Tasker, “cause” generally means the executive’s (i) material breach of her or his fiduciary duties to us, (ii) material breach of her or his agreement, (iii) willful failure or refusal to follow Altimmune’s written policies, (iv) conviction of, or plea of guilty or nolo contendere to, a felony or (v) continuing and willful failure to act as directed by Altimmune’s board of directors or its chief executive officer. Under the agreements, “good reason” generally means (i) a reduction in the executive’s base salary or target annual bonus opportunity, (ii) a material diminution in authority, duties or responsibilities or (iii) a relocation of the executive’s principal place of employment more than 50 miles from Gaithersburg, Maryland.

Under the agreements, Ms. Czerepak and Drs. Roberts and Tasker will be subject to restrictive covenants during the term of their employment and for a period of six months following termination of employment. In particular, the executives will be prohibited from soliciting the Company’s customers, clients and employees and from engaging in sales, marketing or related activities on the executive’s behalf or another entity that directly competes with the Company.

Potential Payments Upon Termination or Change of Control

This section describes payments that may be made to Altimmune’s named executive officers upon several events of termination, or upon a change in control, assuming such event occurred on the last day of fiscal year 2016.

William J. Enright

•	Upon a termination without cause or resignation for good reason, Mr. Enright will be eligible to receive 12 months’ continued base salary and 12 months’ benefit continuation. In addition, Mr. Enright will receive any earned but unpaid annual bonus for the year of termination.

•	Upon a termination without cause or resignation for good reason upon or within one year following a change in control, Mr. Enright will be eligible to receive an amount equal to the sum of 18 months’ base salary plus his target annual bonus for the year of termination, as well as 12 months’ benefit continuation and full vesting of all outstanding equity awards then held by him. In addition, Mr. Enright will receive any earned but unpaid annual bonus for the year of termination.

Elizabeth A. Czerepak, M. Scot Roberts and Sybil Tasker

•	Upon a termination without cause or resignation for good reason, each of Ms. Czerepak and Drs. Roberts and Tasker will be eligible to receive six months’ continued base salary and six months’ benefit continuation. In addition, each of Ms. Czerepak and Drs. Roberts and Tasker will receive any earned but unpaid annual bonus for the year of termination.

•	Upon a termination without cause or resignation for good reason upon or within one year following a change in control, each of Ms. Czerepak and Drs. Roberts and Tasker will be eligible to receive an amount equal to the sum of 12 months’ base salary plus his or her target annual bonus for the year of termination, as well as 12 months’ benefit continuation and full vesting of all outstanding equity awards then held by him or her. In addition, each of Ms. Czerepak and Drs. Roberts and Tasker will receive any earned but unpaid annual bonus for the year of termination.

The following table sets forth information on the potential payments to Altimmune’s named executive officers upon certain terminations or in connection with a change in control, assuming such termination or change in control occurred on December 31, 2016:

Name	Cash Payments	Accelerated Vesting of Equity		Benefit Continuation
William J. Enright
Termination without Cause or resignation for Good Reason (other than in connection with a change in control)	$450,000	—		$23,448
Termination without Cause or resignation in connection with a change in control	$600,000	—		$23,448
Elizabeth A. Czerepak
Termination without Cause or resignation for Good Reason (other than in connection with a change in control)	$332,000	—		$14,742
Termination without Cause or resignation in connection with a change in control	$377,000	—		$14,472
M. Scot Roberts
Termination without Cause or resignation for Good Reason (other than in connection with a change in control)	$160,000	—		$7,181
Termination without Cause or resignation in connection with a change in control	$260,000	$55,410	(1)	$7,181
Sybil Tasker
Termination without Cause or resignation for Good Reason (other than in connection with a change in control)	$332,000	—		$11,703
Termination without Cause or resignation in connection with a change in control	$377,000	—		$11,703

(1)	Amounts represent the extent to which the fair market value of Altimmune’s Common Stock as of December 31, 2016 exceeds the exercise price of the accelerated options.

PharmAthene Historical Compensation Information

PharmAthene’s NEOs for the fiscal year ended December 31, 2016 were Mr. Gill and Mr. MacNeill. Each of Mr. Gill and Mr. MacNeill resigned as officers of the Company in connection with the Merger on May 4, 2017. This section discusses the principles underlying the compensation paid to those NEOs on a historical basis.

Compensation Objectives

Subsequent to the implementation of our “Realignment Plan” in March 2015 and prior to the Merger, the objectives of the Compensation Committee in establishing the Company’s compensation policy for executive officers and other employees were to plan and commence execution of a process intended to capture the value of the Company’s remaining assets. With the implementation of the Realignment Plan and the substantial reduction in activities by the Company, the requirements of our management team, and accordingly the compensation strategy of the Committee, shifted. The goals and activities of our management team were directed specifically to the prosecution of the SIGA litigation, furtherance of our vaccine programs and execution of a process intended to capture the value of the Company’s remaining assets, without a view towards expansion of the operations of the Company.

Overview and Role of the Compensation Committee

During 2016, PharmAthene’s Compensation Committee role included:

•	recommending to the Board, in consultation with senior management of the Company, (i) the corporate goals and objectives relevant to compensation of officers and directors and (ii) the compensation and benefits philosophy and strategy for the Company;

•	recommending performance measures and, if applicable, goals for measuring performance in consultation with senior management of the Company;

•	assessing the performance of the Chairman of the Board, CEO and President;

•	evaluating competitive pay levels for key executives of other biodefense and life sciences companies based on industry analyses;

•	recommending to the Board for approval compensation for the CEO and President, including salary, bonus, restricted securities, stock options, and, if applicable, any supplemental compensation or benefit arrangements;

•	making determinations with respect to the grant of stock options and restricted securities under the 2007 Plan to the CFO of the Company, and report to the Board on such determinations at the Board’s subsequent meeting;

•	making determinations with respect to the grant of stock options and restricted securities under the 2007 Plan to all employees who are not officers of the Company and to consultants eligible to receive such grants under such plan, or, at the Committee’s sole discretion, delegate such responsibility to the CEO and President, subject to any limitations it shall impose from time to time;

•	to the extent not covered by the determinations above, reviewing and approving compensation programs applicable to the two officers and other selected employees and, upon recommendation of the Chairman of the Board and CEO and President, reviewing and recommending the Board’s approval of individual compensation awards for the CFO;

•	recommending to the Board for approval the compensation for directors, including retainer, committee chairman’s fees, the grant of restricted securities or stock options and other similar items, as appropriate; and

•	overseeing the preparation of, and approving, the “Compensation Discussion and Analysis” section of the Company’s annual proxy statement or Form 10-K, as applicable.

Compensation Process

The implementation of the compensation philosophy is carried out under the supervision of the Compensation Committee. The compensation for our former president and chief executive officer was approved by the Board of Directors after the Committee provided its analysis and recommendation. The compensation for our former CFO, our only other executive officer for the fiscal year ended December 31, 2016, is determined by the Committee.

Compensation Survey Data, Consultants and Peer Group

In early 2015, the Compensation Committee engaged Arthur J. Gallagher & Co., or Gallagher (formerly James Reda & Associates), to assist the Committee in determining the changes to be made in connection with the

Realignment Plan, and to preserve and maximize, for the benefit of its stockholders, the value of any proceeds from the SIGA litigation and its existing biodefense assets. In connection therewith, the Committee referenced a peer group consisting of Arqule Inc., Biocryst Pharmaceuticals Inc., Biota Pharmaceuticals Inc., Biotime Inc., Chimerix Inc., Cleveland Biolabs, Inc., DynaVax Technologies Corp., Emergent Biosolutions Inc., Galena Biopharma Inc., Immunomedics Inc., Kalobios Pharmaceuticals Inc., Merrimack Pharmaceuticals, NovaVax Inc., Osiris Therapeutics Inc., Pergrine Pharmaceuticals Inc., SIGA Technologies, Inc., Sunesis Pharmaceuticals Inc., Targacept Inc., Tetraphase Pharmaceuticals Inc., Threshold Pharmaceuticals, Xoma Corp. and Ziopharm Oncology Inc. Based on Gallagher’s analysis of CEO compensation trends among our former peer group selected by Gallagher, and the requirements of Mr. Gill’s service in relation to such peer group, the Committee recommended and the Board approved a salary in the annual amount of $300,000 for Mr. Gill for 2016.

Components of Compensation

Prior to the implementation of the Realignment Plan, the Company’s compensation for executives consisted of five components: base salary, cash bonuses, retention plans, equity awards, and retirement benefits as provided under the Company’s 401(k) plan. Then, our former President and Chief Executive Officer annually reviewed the performance and contributions of each executive officer (other than himself) and reported the results of such reviews to the Compensation Committee. The Board of Directors annually reviewed the performance and contributions of the President and Chief Executive Officer.

Using significant discretion, the Committee considered each executive’s performance, contributions, responsibilities, experience, and qualifications when determining the appropriate compensation level for each executive in light of the relevant compensation survey data. The components of the Company’s executive officer compensation prior to the implementation of the Realignment Plan are described below.

Base Salary

The base salary component of compensation was designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the life sciences industry. As a general matter, the base salary for each executive officer was based on the scope of each executive’s responsibilities, as well as his/her qualifications, breadth of experience, performance record, and depth and breadth of applicable functional expertise. Base salaries of the executive officers were reviewed by the Committee annually in light of personal and Company goal attainment, executive officer performance reviews and compensation survey data. Adjustments to each executive’s base salary were based upon individual performance, changes in the general level of base salaries of persons in comparable positions within the industry, as indicated by compensation survey data, and the average merit salary increase for such year for all employees of the Company established by the Committee, as well as other factors the Committee judged to be pertinent during an assessment period. In making base salary decisions, the Committee exercised its discretion to determine the appropriate weight to be given to each of these factors.

The NEO base salaries for 2016 were as follows: Mr. Gill, former President and Chief Executive Officer, $300,000; and Mr. MacNeill, former Vice President, Chief Financial Officer, Treasurer and Secretary, $258,596.

Bonuses

2016 Cash Bonuses

For 2016, the Compensation Committee established with Mr. Gill the following corporate performance objectives for Mr. Gill’s 2016 bonus payments: (i) maximize value and return to the Company’s stockholders resulting from the final satisfaction of the obligations of SIGA to the Company resulting from the Delaware court proceedings; (ii) maximize value to the stockholders of the anthrax vaccine program and (iii) plan and commence execution of a process that is intended to capture the value of the remaining assets of the Company. The

Committee did not establish corporate performance objectives for the Vice President, Chief Financial Officer, Treasurer and Secretary. Instead, bonuses earned under the 2016 bonus program for the Chief Financial Officer was based solely on personal performance objectives.

John M. Gill. On February 15, 2016, in accordance with the recommendation of the Compensation Committee, our Board approved the award of a $125,000 bonus to Mr. Gill, based upon its conclusion that Mr. Gill had satisfied 100% of the following pre-determined performance objectives for a 2015 bonus: (i) progress toward approval of a reorganization plan for SIGA by the bankruptcy court that provides for payment to us by SIGA upon the completion of the litigation; (ii) progress toward a decision by the Delaware Supreme Court with respect to the appeal and cross-appeal in our litigation with SIGA that allows for a payment to us by SIGA; and (iii) the development of a plan for enhancing our value after the completion of the SIGA litigation and bankruptcy process.

On June 1, 2016, Mr. Gill was awarded a $25,000 discretionary cash bonus.

Philip MacNeill. For 2016, Mr. MacNeill, our former Vice President, Chief Financial Officer, Treasurer and Secretary, was eligible to receive, at the sole discretion of the Compensation Committee, an annual cash bonus of up to 25% of his base salary payable based on the achievement of certain pre-determined performance milestones, and was eligible for additional bonuses at the option and sole discretion of the Compensation Committee. Upon our former CEO’s recommendation to the Compensation Committee that Mr. MacNeill satisfied his 2016 objectives, the Compensation Committee awarded Mr. MacNeill a cash bonus of $64,649 for the fiscal year 2016. Mr. MacNeill also received a retention bonus equal to 10% of his salary for service without termination or resignation through December 31, 2016.

2017 Cash Bonuses

John M. Gill. Prior to his resignation and pursuant to his employment agreement, Mr. Gill was eligible to receive, at the sole and absolute discretion of the Compensation Committee and the Board of Directors, an annual target bonus payable in cash of up to an additional fifty percent (50%) of his then current base salary based upon the achievement of pre-determined performance milestones established by the Compensation Committee after input from Mr. Gill and as approved by the Board.

Philip MacNeill. For 2017, the Compensation Committee approved, on January 14, 2017, a retention arrangement for Philip MacNeill, which included one-time cash bonus of $67,235 payable if Mr. MacNeill remained employed through the closing of Merger.

Bonus Program

Determining the annual target bonus pool. In each fiscal year prior to 2017, the Committee determined a target bonus pool for that fiscal year, how much of that pool should be allocated to executive officers and how much should be allocated to all other personnel. This pool was discontinued in 2017 in light of the proposed Merger with Altimmune.

For fiscal year 2016, the target bonus pool was equal to the approximate sum of: (i) 25% of the base salary of our former Vice President, Chief Financial Officer, Treasurer and Secretary, and (ii) 10% of the aggregate base salary of all other employees of the Company. The target bonus for our former Chief Executive Officer, which was equal to approximately 50% of his base salary, was set forth in his employment agreement.

For fiscal year 2016, the pool was divided among the relevant executives with reference to the achievement of specific personal and corporate performance targets. Generally, the Compensation Committee has the discretion to award more or less than the target bonus payout; and any particular executive or other employee may be awarded a bonus that is greater or less than the target percentages above. The Board has the discretion to award more or less than the target bonus payout for the CEO. Finally, the pool may be increased at the discretion of the Committee to the extent new executive officers and other employees may be hired during the year.

Retention Plan

In connection with the Realignment Plan, the Board of Directors adopted a retention plan in March 2015 for our former Chief Financial Officer and other employees identified by our former Chief Executive Officer, pursuant to which the Company awarded cash bonuses and grants of stock options to qualifying participants if they were not terminated for cause, or otherwise resigned for good reason, prior to December 31, 2015. For 2015, Mr. MacNeill, our former Chief Financial Officer, received a cash bonus equal to approximately 10% of his then salary, and 25,000 shares of restricted stock vesting in two years or earlier under certain circumstances. For fiscal 2016, the Company renewed the retention plan, pursuant to which Mr. MacNeill received (i) a 10% cash bonus, and (ii) a grant of 25,000 shares of restricted stock with 50% of the shares originally scheduled to vest on December 3, 2016 and the remaining 50% vesting on December 3, 2017. Vesting of the shares of restricted stock not previously vested was accelerated on September 14, 2016, pursuant to the terms of the restricted stock agreements.

Equity Awards

The 2007 Plan terminated in January 2017. In connection with the Merger, the Board of Directors adopted the 2017 Omnibus Incentive Plan, which was approved by our stockholders on May 4, 2017.

Under the 2007 Plan, the Committee provided the Company’s executive officers with long-term incentive compensation through grants of stock options and/or restricted stock awards (“RSAs”). The 2007 Plan created a strong link to the Company’s long term financial and equity market performance, created an ownership culture, and closely aligned the interests of our executive officers with those of the stockholders. The Committee believed that these grants directly motivated an executive to maximize long-term stockholder value and created an effective tool for incentivizing and retaining those executives who are most responsible for influencing stockholder value. The grants also utilized vesting periods that encouraged key executives to continue in the employ of the Company. Among other things, the Committee considered individual performance of the executive officer, the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals, and retention and motivation of key executives in determining equity awards. The equity awards for each year were set to enable the Company to attract, motivate, and retain highly skilled executives. Long-term incentives granted in prior years may be taken into consideration, but did not play a significant role in subsequent year determinations.

It had been the Company’s practice to make equity-based awards to our executives on an annual basis. Annual non-qualified stock option awards to executives typically vested over four years and had a ten year term. In addition, from time to time, the Company granted additional stock options to specific executive officers for promotions, superior performance in response to changed or challenging circumstances and other special circumstances. All stock option awards were priced based upon the closing price of the Company’s Common Stock on the date of grant, which was also the approval date, by the committee or Board of Directors. From time to time the Company also granted RSAs, with varying vesting periods. The Company did not maintain any equity ownership guidelines for its executive officers.

The Board approved a stock option award to the former CEO on June 1, 2016 under the 2007 Plan. The stock option award was determined based on individual performance and performance goals. Mr. Gill was awarded options to purchase 100,000 shares. These stock options vest over a 3 year period (subject to acceleration upon the occurrence of certain events) with one third of the options vesting on the first, second and third anniversaries of the date of grant.

Retirement Benefits

The terms of the Company’s former 401(k) Savings Plan (the “Former 401(k) Plan”) provided for executive officer and broad-based employee participation on the same general terms. Under the Former 401(k) Plan, all

Company employees were formerly eligible to receive from the Company matching contributions that vested 25% per year over four years. The Company’s basic matching contribution for the Former 401(k) Plan was suspended September 1, 2010 and subsequently reinstated July 1, 2013. In connection with the Merger, the Company discontinued the Former 401(k) Plan.

2017 Agreement and Plan of Merger

Under the terms of the Merger Agreement, Mr. Gill and Mr. MacNeill each received payments upon the closing of the Merger.

The employment agreement with Mr. Gill specifically provided for a payment to him upon the closing of the Merger, upon which he received, his target bonus of 50% of his base salary, or $153,150. Mr. MacNeill received: (i) a severance payment in the amount of $93,095 and (ii) a bonus payment in the amount of $67,235.

Tax Considerations

Section 162(m) Deductions

The restricted stock awards granted to Mr. Gill in 2015 that fully vested in 2016 were designed to incentivize him to achieve the goals the Board believed to be most relevant for creating stockholder value, but did not satisfy the criteria to be exempt under Section 162(m); accordingly, a portion of such compensation could not be deducted from the Company’s taxable income for such year.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis to be included in this Proxy Statement. Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the

Board of Directors:

David J. Drutz, M.D. (Chair)

Philip L. Hodges

Derace L. Schaffer, M.D.

Summary Compensation Table

The following Summary Compensation Table sets forth, for the stated fiscal years, all compensation awarded to, earned by, or paid to our “Named Executive Officers”, or NEOs, i.e., (i) all individuals serving as our principal executive officer or acting in a similar capacity during 2016, (ii) all individuals serving as our principal financial officer or acting in a similar capacity during 2016, (iii) our three most highly compensated executive officers other than the principal executive officer and principal financial officer who were serving as executive officers of PharmAthene at December 31, 2016 and who received annual compensation in excess of $100,000, and (iv) up to two additional individuals who would have been included under (iii) above but for the fact that they were not serving as an executive officer of PharmAthene at December 31, 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(3)	Total ($)
John M. Gill	2016	300,000	—	1,098,978	134,972	150,000	7,950	1,691,900
Former President and CEO(4)	2015	159,872	—	—	—	175,000	1,000	335,872
Philip MacNeill	2016	258,596	—	—	—	90,509	6,142	355,247
CFO, Former Treasurer and Secretary(5)	2015	223,885	—	84,250	73,088	87,593	6,149	474,965

(1)	Amounts appearing in the Bonus column include any previously guaranteed bonuses and, in accordance with SEC guidance, also include discretionary bonus payments, while any amounts appearing in the Non-equity Incentive Plan Compensation column reflect non-discretionary bonus payments awarded under the PharmAthene Bonus Program for executive officers and other employees, i.e., any amounts that were earned by the executive officers by meeting the relevant performance objectives specified in the PharmAthene Bonus Program. For 2016, those performance objectives are described in the section “Compensation Discussion and Analysis” above.
(2)	Dollar amounts shown reflect the aggregate grant date fair value of stock/options computed in accordance with FASB ASC Topic 718 (formerly FAS 123R). The fair value was estimated using the assumptions detailed in Note 8 to the Company’s Consolidated Financial Statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2016 and 2015, respectively. The material terms of each grant are described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End table” below.
(3)	Amounts include matching contributions under the Company’s Former 401(k) plan.
(4)	Mr. Gill was appointed our President and Chief Executive Officer as of March 12, 2015. As Mr. Gill was not a NEO prior to 2015, his summary compensation information for 2014 is omitted. Mr. Gill resigned as President and CEO on May 4, 2017 in connection with the Merger.
(5)	Mr. MacNeill was appointed our Chief Financial Officer, Secretary and Treasurer as of May 1, 2015. As Mr. MacNeill was not a NEO prior to 2015, his summary compensation information for 2014 is omitted. Mr. MacNeill resigned as CFOI, Secretary and Treasurer on May 4, 2017 in connection with the Merger.

Grants of Plan-Based Awards

The following table sets forth information regarding each grant of an award made to our Named Executive Officers during the fiscal year ended December 31, 2016 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received, as adjusted for the Reverse Stock Split.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			All Other Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards ($/sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
John M. Gill	06/01/2016				10,000	22.0	134,972
		—	150,000	—	—	—	—
Philip MacNeill		—	64,649	—	—	—	—

(1)	Represents awards made under the 2016 Bonus Program. Amounts earned under that program appear in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.” Please refer to “— Components of Compensation — Bonuses” for a description of the 2016 Bonus Program.
(2)	Represents shares of Common Stock issuable upon exercise of stock options.
(3)	Represents the closing sales price of our Common Stock on the NYSE MKT on the grant date.
(4)	Dollar amounts shown reflect the aggregate grant date fair value of options and restricted stock computed in accordance with FASB ASC Topic 718 (formerly FAS 123R). The fair value was estimated using the assumptions detailed in Note 8 to the Company’s Consolidated Financial Statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2016 and 2015, respectively. The material terms of each grant are described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End table” below.

In 2016, all equity awards were granted under our 2007 Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards of each of the Named Executive Officers as of December 31, 2016, as adjusted for the Reverse Stock Split.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
John M. Gill(2)	2,000	—	52.5	10/09/2017	(3)
	4,000	—	29.2	08/14/2019	(4)
	2,000	—	31.1	06/23/2021	(5)
Philip MacNeill(6)	1,500	—	32.3	01/31/2021	(7)
	—	469	19.4	01/29/2024	(8)
	—	500	17.1	12/08/2024	(9)
	—	3,531	16.6	12/03/2025	(10)

(1)	Reflects options granted under our 2007 Plan and now outstanding under the 2007 Plan. The exercise price of these options is subject to customary anti-dilution adjustments.
(2)	Mr. Gill was appointed our President and Chief Executive Officer as of March 12, 2015 and resigned on May 4, 2017.

(3)	Reflects options to purchase 2,000 shares of Common Stock granted on October 9, 2007, which are fully vested.
(4)	Reflects options to purchase 4,000 shares of Common Stock granted on August 14, 2009, which are fully vested.
(5)	Reflects options to purchase 2,000 shares of Common Stock granted on June 23, 2011, which are fully vested.
(6)	Mr. MacNeill was appointed our Vice President, Chief Financial Officer, Treasurer and Secretary as of May 1, 2015, and resigned on May 4, 2017.
(7)	Reflects options to purchase 1,500 shares of Common Stock granted on January 31, 2011, which are fully vested.
(8)	Reflects options to purchase 1,875 shares of Common Stock granted on January 29, 2014, pursuant to which 25% vest immediately, and 25% vest on the first, second and third anniversaries of the grant date. 1,406 of the vested options were exercised.
(9)	Reflects options to purchase 2,000 shares of Common Stock granted on December 8, 2014, pursuant to which 25% vest immediately, and 25% vest on the first, second and third anniversaries of the grant date. 1,500 of the vested options were exercised.
(10)	Reflects options to purchase 7,063 shares of Common Stock granted on December 3, 2015, pursuant to which 25% vest immediately, and 25% vest on the first, second and third anniversaries of the grant date. 3,531 of the vested options were exercised.

Option Exercises and Stock Awards Vested

The following table sets forth information regarding the exercise of stock options and vesting of restricted stock awards during the fiscal year ended December 31, 2016 for each Named Executive Officer on an aggregated basis, as adjusted for the Reverse Stock Split.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vest (#)	Value Realized on Vest ($)(2)
John M. Gill	21,000	184,900	61,224	1,646,936
Philip MacNeill	7,634	98,916	5,000	122,625

(1)	The amounts in the “Value Realized on Exercise” column are calculated based on the difference between the closing market price per share of our Common Stock on the date of exercise and the exercise price of the option.
(2)	The amounts in the “Value Realized on Vest” column are calculated based on the product of the closing market price per share of our Common Stock on the date of vest and the number of shares that vested on such date.

Compensation Committee Interlocks and Insider Participation

All members of Board committees are independent directors, and no member is or has been an employee or former employee of the Company.

During the fiscal year ended December 31, 2016, none of our executive officers served on the compensation committee (or its equivalent) or on the board of directors of another entity, one of whose executive officers served on our Compensation Committee or our Board of Directors.

Equity Compensation Plan Information

The following table provides information regarding the number of securities to be issued under our 2007 Plan, the weighted-average exercise price of options issued under the 2007 Plan and the number of securities remaining available for future issuance under the 2007 Plan, in each case as of December 31, 2016, as adjusted for the Reverse Stock Split:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	172,003	33.6	512,072	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	172,003	33.6	512,072

(1)	This amount includes shares underlying unexercised options already granted and reported in the first column. Under our 2007 Plan, such shares are not treated as issued and are not counted as used against the plan limits until the options are exercised. If we were to exclude shares underlying unexercised options already granted, this amount would be 340,069 as of December 31, 2016. Under our 2007 Plan, the number of shares available for issuance under such plan was automatically increased as of the first day of our fiscal year, beginning in 2009 and occurring each year thereafter through 2015, by a number that is equal to the lower of (i) 110,000 shares, (ii) 2.5% of the outstanding shares of Common Stock as of the end of our immediately preceding fiscal year, and (iii) any lesser number of shares determined by the Board; provided, however, that the aggregate number of shares available for issuance pursuant to such increases may not exceed 570,000 shares. This 570,000 share limit was reached on January 1, 2014.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and approval of related party transactions

Our related parties include our directors, director nominees, executive officers, holders of more than five percent of the outstanding shares of our Common Stock and the foregoing persons’ immediate family members. We review relationships and transactions in which the Company and our related parties are participants to determine whether such related persons have a direct or indirect material interest. As required under SEC rules, transactions that are determined to be directly or indirectly material to a related party are disclosed in this Proxy Statement. In addition, the Audit Committee reviews and approves any related party transaction that is required to be disclosed. Set forth below is information concerning transactions with our related parties that is required to be disclosed under SEC rules.

Indemnification agreements

We have entered into an indemnification agreement with each of our outside directors. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Financing Agreement

In connection with the Merger Agreement, on January 18, 2017, Private Altimmune entered into a financing agreement with certain of its stockholders and directors (the “Altimmune Financing Agreement”), including Novartis Bioventures Ltd., HealthCap V LP, OFCO Club V, UFF Innovation 14 FCPI and UFF Innovation 15 FCPI, pursuant to which such stockholders irrevocably committed to: (i) participate in the private placement of Private Altimmune’s convertible securities (the “Altimmune Private Placement”) in an aggregate amount of not less than $3.5 million of gross proceeds, and (ii) participate in a private placement after the closing of the Merger (the “Post-Closing Private Placement”) to raise an aggregate of not less than $5.0 million of gross proceeds within 135 days of the closing date of the Merger. However, if the Company completes a public offering of Common Stock during such 135-day period, then the purchase price of the shares acquired in the Post-Closing Private Placement will be at the same price as the shares sold in such public offering.

Pursuant to the terms of the Altimmune Financing Agreement:

•	Novartis Bioventures Ltd. and Novartis International Pharmaceutical Investment Ltd. purchased shares of capital stock with an aggregate purchase price of $2,081,820 in the Altimmune Private Placement;

•	UFF Innovation 14 FCPI, UFF Innovation 15 FCPI and Truffle Fortune 4 FCPI purchased shares of capital stock with an aggregate purchase price of $458,000 in the Altimmune Private Placement;

•	HealthCap V LP and OFCO Club V purchased shares of capital stock with an aggregate purchase price of $208,180 in the Altimmune Private Placement;

•	David J. Drutz, M.D., one of Altimmune’s directors, agreed to the cancellation of $274,830 in indebtedness in consideration of the issuance of shares with an equivalent purchase price in the Altimmune Private Placement; and

•	Klaus O. Schafer, M.D., MPH, one of Altimmune’s directors, agreed to the cancellation of $79,330 in indebtedness in consideration of the issuance of shares with an equivalent purchase price in the Altimmune Private Placement.

Securities Purchase Agreement

Pursuant to the terms of the Securities Purchase Agreement dated August 16, 2017, on August 21, 2017:

•	Novartis Bioventures Ltd. acquired 3,104.4 shares of our Preferred Stock and Warrants to purchase 465,086 shares of our Common Stock for an aggregate purchase price of $2,918,180;

•	Healthcap V LP acquired 305.79 shares of our Preferred Stock and Warrants to purchase 45,811 shares of our Common Stock for an aggregate purchase price of $122,314, and OFCO Club V acquired 4.67 shares of our Preferred Stock and Warrants to purchase 698 shares of our Common Stock for an aggregate purchase price of $4,380; and

•	Healthcap Innovation 14 FCPI, UFF Innovation 15 FCPI, and Truffle Fortune 4 FCPI acquired 682.98 shares of our Preferred Stock and Warrants to purchase 102,319 shares of our Common Stock for an aggregate purchase price of $642,000.

The Preferred Stock is convertible into shares of our Common Stock at an initial conversion price of $2.67 per share, and matures on August 15, 2018. The Warrants are immediately exercisable at an exercise price of $2.67 per share and expire on August 15, 2022. The terms of the Securities Purchase Agreement, the Preferred Stock and the Warrants are described in more detail in Proposal 10.

Voting Agreements

In connection with the Securities Purchase Agreement, certain of the Company’s stockholders who collectively own approximately 39% of the Company’s Common Stock, including Novartis Bioventures Ltd. and affiliates of Truffle Capital, HealthCap V LP, and Redmont Venture Partners, Inc., entered into voting agreements, pursuant to which such stockholders agreed to vote their shares of Common Stock in favor of the Requisite Stockholder Approval included as Proposal 10 in this proxy statement, and against any proposal or corporate action that could result in any of the Company’s obligations under the Securities Purchase Agreement not being fulfilled or a breach by the Company of any covenant, representation or warrant under the Securities Purchase Agreement.

Stock Purchase Agreement

On March 10, 2015, Private Altimmune entered into a stock purchase agreement with Novartis Bioventures Ltd., affiliates of HealthCap and affiliates of Truffle Capital, each of which were affiliated with certain of Private Altimmune’s directors and holders of more than 5% of its capital stock, providing for a $16.0 million committed financing whereby the investors agreed to purchase, in a private offering, securities for the issuance of up to 1.6 million shares of Private Altimmune’s Common Stock. These securities included shares of Private Altimmune’s Class A Common Stock and its Series B Convertible Preferred Stock. The stock purchase agreement also provides for the issuance of warrants to purchase shares of its Common Stock at an exercise price of $0.01 per share, with the number of shares issuable thereunder to be based on the number of securities purchased in the financing by Novartis Bioventures Ltd., affiliates of Truffle Capital and affiliates of HealthCap. Private Altimmune closed the first tranche of this financing immediately after the acquisition of Altimmune UK, in which Private Altimmune issued and sold 800,000 shares of its Class A Common Stock to the investors, with total gross proceeds to it of $8.0 million. Novartis Bioventures Ltd. purchased 333,495 shares for an aggregate purchase price of approximately $3.3 million, affiliates of Truffle Capital purchased 266,505 shares for an aggregate purchase price of approximately $2.7 million and affiliates of HealthCap purchased 200,000 shares for an aggregate purchase price of $2.0 million.

On November 6, 2015, January 12, 2016, April 8, 2016 and August 19, 2016, Private Altimmune issued and sold an aggregate of 800,000 shares of its Series B Convertible Preferred Stock, and issued warrants to purchase an aggregate of 718,185 shares of its Common Stock at an exercise price of $0.01 per share, in four closings under the stock purchase agreement, for aggregate proceeds of $8.0 million. Novartis Bioventures Ltd. purchased 285,738 shares of Private Altimmune’s Series B Convertible Preferred Stock, and received 391,401 Common Stock warrants, for an aggregate purchase price of approximately $2.9 million, affiliates of Truffle Capital purchased 238,562 shares of Private Altimmune’s Series B Convertible Preferred Stock, and received 326,784 Common Stock warrants, for an aggregate purchase price of approximately $2.4 million, affiliates of HealthCap purchased 150,000 shares of Altimmune’s Series B Convertible Preferred Stock at an aggregate purchase price of $1.5 million.

Guaranty of Promissory Note Issued to the Regional Planning Commission of Greater Birmingham

On June 9, 2011, Private Altimmune issued a promissory note to the Regional Planning Commission of Greater Birmingham in the principal amount of $205,000. In June 2011, William J. Enright, Private Altimmune’s President and CEO and a member of its Board of Directors provided a personal guaranty of the promissory note. The promissory note matured on December 10, 2013 and had an annual interest rate of 6.5%, computed on a 365/360 basis. Private Altimmune paid the note in full on March 5, 2014 in an aggregate amount of $225,000, which included accrued interest on the note. Mr. Enright made no payments in connection with his guaranty of the note.

OTHER MATTERS

Section 16(a) beneficial ownership reporting compliance

The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based solely upon a review of (i) the copies of Section 16(a) reports that the Company has received from such persons for transactions in our Common Stock and their Common Stock holdings for the 2016 fiscal year and (ii) the written representations of such persons that no annual Form 5 reports were required to be filed by them for the fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than 10% of its Common Stock.

Other matters

As of the date of this Proxy Statement, the Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

Stockholder proposals for 2018 Annual Meeting

In order to be considered for inclusion in the Company’s proxy statement and proxy card relating to the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices in Gaithersburg, Maryland, on or before [ ], 2017, unless the 2018 Annual Meeting is held on a date more than 30 days from the anniversary of the 2017 Annual Meeting, in which case such proposals must be submitted a reasonable time before the Company prints and mails the proxy materials for the 2018 Annual Meeting.

In addition, under the Company’s bylaws, any director nominee or proposal for consideration at the 2018 Annual Meeting submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if such proposal or director nomination is received by the Corporate Secretary of the Company at its principal executive offices within the time periods set forth in the Company’s bylaws. If the 2018 Annual Meeting is held on a date no more than 30 days before or after October 13, 2018, the anniversary date of the 2017 Annual Meeting, then a stockholder proposal or director nominee must be received no earlier than June 15, 2018 and no later than July 17, 2018. However, if the Company’s 2018 Annual Meeting is held on a date more than 30 days before or after October 13, 2017, such proposals or director nominees must be received no later than 10 days after the day on which the date of the 2018 Annual meeting is first disclosed by the Company.

APPENDIX A

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALTIMMUNE, INC.

The undersigned, being the Chief Executive Officer of Altimmune, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby amend and certify as follows:

1. That the name of the Corporation is Altimmune, Inc., and that the Corporation was originally incorporated pursuant to the GCL on April 25, 2005 under the name Healthcare Acquisition Corp.

2. That the Board of Directors duly adopted resolutions, pursuant to Section 242 of the GCL, proposing to amend the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, declaring said amendments to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor.

3. That thereafter, the Stockholders duly approved the following amendments to the Corporation’s Amended and Restated Certificate of Incorporation, as previously amended:

Article TENTH of the Amended and Restated Certificate of Incorporation is amended and restated to read as follows:

“TENTH: The Corporation expressly elects to be governed by Section 203 of the GCL.”

4. Except as set forth in this Certificate of Amendment, the Amended and Restated Certificate of Incorporation, as previously amended, remains in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this [●]th day of [●], 2017.

William J. Enright
President and Chief Executive Officer

APPENDIX B

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALTIMMUNE, INC.

The undersigned, being the Chief Executive Officer of Altimmune, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby amend and certify as follows:

1. That the name of the Corporation is Altimmune, Inc., and that the Corporation was originally incorporated pursuant to the GCL on April 25, 2005 under the name Healthcare Acquisition Corp.

2. That the Board of Directors duly adopted resolutions, pursuant to Section 242 of the GCL, proposing to amend the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, declaring said amendments to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor.

3. That thereafter, the Stockholders duly approved the following amendments to the Corporation’s Amended and Restated Certificate of Incorporation, as previously amended:

Article SEVENTH of the Amended and Restated Certificate of Incorporation will be amended to add a new Paragraph (E) as follows:

“(E) Subject to the rights, if any, of the holders of any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.”

4. Except as set forth in this Certificate of Amendment, the Amended and Restated Certificate of Incorporation, as previously amended, remains in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this [●]th day of [●], 2017.

William J. Enright
President and Chief Executive Officer

APPENDIX C

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALTIMMUNE, INC.

The undersigned, being the Chief Executive Officer of Altimmune, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby amend and certify as follows:

1. That the name of the Corporation is Altimmune, Inc., and that the Corporation was originally incorporated pursuant to the GCL on April 25, 2005 under the name Healthcare Acquisition Corp.

2. That the Board of Directors duly adopted resolutions, pursuant to Section 242 of the GCL, proposing to amend the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, declaring said amendments to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor.

3. That thereafter, the Stockholders duly approved the following amendments to the Corporation’s Amended and Restated Certificate of Incorporation, as previously amended:

Article SEVENTH of the Amended and Restated Certificate of Incorporation will be amended to add a new Paragraph (F) as follows:

“(F) Subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, and except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the class to which the director shall have been appointed and until such director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal.”

4. Except as set forth in this Certificate of Amendment, the Amended and Restated Certificate of Incorporation, as previously amended, remains in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this [●]th day of [●], 2017.

William J. Enright
President and Chief Executive Officer

APPENDIX D

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALTIMMUNE, INC.

The undersigned, being the Chief Executive Officer of Altimmune, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby amend and certify as follows:

1. That the name of the Corporation is Altimmune, Inc., and that the Corporation was originally incorporated pursuant to the GCL on April 25, 2005 under the name Healthcare Acquisition Corp.

2. That the Board of Directors duly adopted resolutions, pursuant to Section 242 of the GCL, proposing to amend the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, declaring said amendments to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor.

3. That thereafter, the Stockholders duly approved the following amendments to the Corporation’s Amended and Restated Certificate of Incorporation, as previously amended:

Paragraph B of Article EIGHTH of the Amended and Restated Certificate of Incorporation is amended and restated to read as follows:

“B. The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation. The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation”

Article EIGHTH of the Amended and Restated Certificate of Incorporation will be amended to add a new Paragraph (C) as follows:

“C. Neither any amendment nor repeal of this Article EIGHTH, nor the adoption by amendment of this Certificate of Incorporation of any provision inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article EIGHTH, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.”

4. Except as set forth in this Certificate of Amendment, the Amended and Restated Certificate of Incorporation, as previously amended, remains in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this [●]th day of [●], 2017.

William J. Enright
President and Chief Executive Officer

APPENDIX E

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALTIMMUNE, INC.

ADOPTED IN ACCORDANCE WITH SECTION 242 AND 245

OF THE DELAWARE GENERAL CORPORATION LAW

Altimmune, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “GCL”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Altimmune, Inc., and that the Corporation was originally incorporated pursuant to the GCL on April 25, 2005 under the name Healthcare Acquisition Corp.

SECOND: This Amended and Restated Certificate of Incorporation (the “Certificate”) amends, restates and integrates the provisions of the Amended and Restated Certificate of Incorporation of the Corporation and has been duly adopted in accordance with the provisions of Section 242 and 245 of the GCL and was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the GCL.

THIRD: This Certificate shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.

FOURTH: Upon the filing with the Secretary of State of the State of Delaware of this Certificate, the Certificate of Incorporation shall be amended and restated in its entirety to be and read as set forth on Exhibit A attached hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this [●]th day of [●], 2017.

William J. Enright
President and Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ALTIMMUNE, INC.

FIRST: The name of the corporation is Altimmune, Inc. (hereinafter sometimes referred to as the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904, County of Kent. The name of the Corporation’s registered agent at such address is National Registered Agents, Inc.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law (“GCL”).

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 101,000,000 of which 100,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

A.	Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B.	Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH: Intentionally omitted.

SIXTH: Intentionally omitted.

SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.	Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B.	The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C.	The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D.	In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware and this Certificate of Incorporation.

E.	Subject to the rights, if any, of the holders of any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.[1]

F.	Subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, and except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the class to which the director shall have been appointed and until such director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal.[2]

EIGHTH:

A.	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B.	The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation. The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation.[3]

C.	Neither any amendment nor repeal of this Article EIGHTH, nor the adoption by amendment of this Certificate of Incorporation of any provision inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article EIGHTH, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.[4]

[1]	This provision will only be included if Proposal 6 is approved. If Proposal 6 is not approved, Paragraph E will say “Intentionally Omitted.”
[2]	This provision will only be included if Proposal 7 is approved. If Proposal 7 is not approved, this provision will be deleted in its entirety.
[3]	This provision will only be included in the Amended and Restated Certificate if Proposal 8 is approved. If Proposal 8 is not approved, this provision will remain the same as in the provision in the current Amended and Restated Certificate.
[4]	This provision will only be included if Proposal 8 is approved. If Proposal 8 is not approved, this provision will be deleted in its entirety.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH: The Corporation expressly elects to be governed by Section 203 of the GCL.5

[5]	This provision will only be included in the Amended and Restated Certificate if Proposal 5 is approved. If Proposal 5 is not approved, this provision will read as follows (which is the provision in the current Amended and Restated Certificate): The Corporation hereby elects not to be governed by Section 203 of the GCL.

APPENDIX F

Section 203 of the Delaware General Corporations Law

§ 203 Business combinations with interested stockholders.

(a) Notwithstanding any other provisions of this chapter, a corporation shall not engage in any business combination with any interested stockholder for a period of 3 years following the time that such stockholder became an interested stockholder, unless:

(1) Prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2) Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3) At or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

(b) The restrictions contained in this section shall not apply if:

(1) The corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by this section;

(2) The corporation, by action of its board of directors, adopts an amendment to its bylaws within 90 days of February 2, 1988, expressly electing not to be governed by this section, which amendment shall not be further amended by the board of directors;

(3) The corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by this section; provided that, in addition to any other vote required by law, such amendment to the certificate of incorporation or bylaws must be adopted by the affirmative vote of a majority of the outstanding stock entitled to vote thereon. In the case of a corporation that both (i) has never had a class of voting stock that falls within any of the 2 categories set out in paragraph (b)(4) of this section, and (ii) has not elected by a provision in its original certificate of incorporation or any amendment thereto to be governed by this section, such amendment shall become effective upon (i) in the case of an amendment to the certificate of incorporation, the date and time at which the certificate filed in accordance with § 103 of this title becomes effective thereunder or (ii) in the case of an amendment to the bylaws, the date of the adoption of such amendment. In all other cases, an amendment adopted pursuant to this paragraph shall become effective (i) in the case of an amendment to the certificate of incorporation, 12 months after the date and time at which the certificate filed in accordance with § 103 of this title becomes effective thereunder or (ii) in the case of an amendment to the bylaws, 12 months after the date of the adoption of such amendment, and, in either case, the election not to be governed by this section shall not apply to any business combination between such corporation and any person who became an interested stockholder of such corporation on or before (A) in the case of an amendment to the certificate of incorporation, the date and time at which the certificate filed in accordance with § 103 of this title becomes effective thereunder; or (B) in the case of an amendment to the bylaws, the date of the adoption of such amendment. A bylaw amendment adopted pursuant to this paragraph shall not be further amended by the board of directors;

(4) The corporation does not have a class of voting stock that is: (i) Listed on a national securities exchange; or (ii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder;

(5) A stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (ii) would not, at any time within the 3-year period immediately prior to a business combination between the corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership;

(6) The business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes 1 of the transactions described in the second sentence of this paragraph; (ii) is with or by a person who either was not an interested stockholder during the previous 3 years or who became an interested stockholder with the approval of the corporation’s board of directors or during the period described in paragraph (b)(7) of this section; and (iii) is approved or not opposed by a majority of the members of the board of directors then in office (but not less than 1) who were directors prior to any person becoming an interested stockholder during the previous 3 years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the corporation (except for a merger in respect of which, pursuant to § 251(f) of this title, no vote of the stockholders of the corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in 1 transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation (other than to any direct or indirect wholly-owned subsidiary or to the corporation) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the corporation. The corporation shall give not less than 20 days’ notice to all interested stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this paragraph; or

(7) The business combination is with an interested stockholder who became an interested stockholder at a time when the restrictions contained in this section did not apply by reason of any of paragraphs (b)(1) through (4) of this section, provided, however, that this paragraph (b)(7) shall not apply if, at the time such interested stockholder became an interested stockholder, the corporation’s certificate of incorporation contained a provision authorized by the last sentence of this subsection (b).

Notwithstanding paragraphs (b)(1), (2), (3) and (4) of this section, a corporation may elect by a provision of its original certificate of incorporation or any amendment thereto to be governed by this section; provided that any such amendment to the certificate of incorporation shall not apply to restrict a business combination between the corporation and an interested stockholder of the corporation if the interested stockholder became such before the date and time at which the certificate filed in accordance with § 103 of this title becomes effective thereunder.

(c) As used in this section only, the term:

(1) “Affiliate” means a person that directly, or indirectly through 1 or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(2) “Associate,” when used to indicate a relationship with any person, means: (i) Any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(3) “Business combination,” when used in reference to any corporation and any interested stockholder of such corporation, means:

(i) Any merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with (A) the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation subsection (a) of this section is not applicable to the surviving entity;

(ii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in 1 transaction or a series of transactions), except proportionately as a stockholder of such corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

(iii) Any transaction which results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder, except: (A) Pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under § 251(g) of this title; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of such corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the corporation; provided however, that in no case under items (C)-(E) of this subparagraph shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the corporation or of the voting stock of the corporation;

(iv) Any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v) Any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in paragraphs (c)(3)(i)-(iv) of this section) provided by or through the corporation or any direct or indirect majority-owned subsidiary.

(4) “Control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for 1 or more owners who do not individually or as a group have control of such entity.

(5) “Interested stockholder” means any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein as of, or acquired such shares pursuant to a tender offer commenced prior to, December 23, 1987, or pursuant to an exchange offer announced prior to the aforesaid date and commenced within 90 days thereafter and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the corporation or (II) is an affiliate or associate of the corporation and so continued (or so would have continued but for action by the corporation) to be the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an interested stockholder or (B) acquired said shares from a person described in item (A) of this paragraph by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the corporation; provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of paragraph (9) of this subsection but shall not include any other unissued stock of such corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(6) “Person” means any individual, corporation, partnership, unincorporated association or other entity.

(7) “Stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(8) “Voting stock” means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.

(9) “Owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(i) Beneficially owns such stock, directly or indirectly; or

(ii) Has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(iii) Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (ii) of this paragraph), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(d) No provision of a certificate of incorporation or bylaw shall require, for any vote of stockholders required by this section, a greater vote of stockholders than that specified in this section.

(e) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all matters with respect to this section.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ««« EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Altimmune, Inc.	Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on October 12, 2017.

INTERNET/MOBILE — www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 5, 6, 7, 8, 9 AND 10, AND “FOR” 1 YEAR ON PROPOSAL 4.	Please mark your votes like this	☒

1.	Vote to elect the seven nominees named in the attached Proxy Statement as members of the Company’s Board of Directors for terms expiring at the 2018 Annual Meeting of Stockholders.

Director Nominees:	FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
(1) William J. Enright
(2) David J. Drutz, M.D.
(3) Mitchel B. Sayare, Ph.D.
(4) Philip L. Hodges	☐	☐
(5) Klaus O. Schafer, M.D., MPH
(6) Derace L. Schaffer, M.D.
(7) John M. Gill

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

2. Vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Hold an advisory vote on the compensation of the Company’s named executive officers as disclosed in the attached Proxy Statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. Hold an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.	1 YEAR ☐	2 YEARS ☐	3 YEARS ☐	ABSTAIN ☐

5.     Vote to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to include a provision pursuant to which we will be governed by Section 203 of the General Corporation Law of the State of Delaware.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

6. Vote to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to include a provision to eliminate the ability of stockholders to act by written consent.	FOR ☐	AGAINST ☐	ABSTAIN ☐

7. Vote to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, vote to permit the Board to fill vacancies on the Board of Directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

8.     Vote to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, vote to give the Board the flexibility to determine on a case-by-case basis as to whether indemnification should be provided by the Company (other than with respect to officers and directors).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

9. Vote to approve the amendment and restatement of our Amended and Restated Certificate of Incorporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

10.   Vote, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of shares of our common stock underlying our Series B Convertible Preferred Stock and related Warrants issued by us pursuant to the terms of the Securities Purchase Agreement, dated August 16, 2017, between the Company and the investors named therein.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

CONTROL NUMBER

Signature                                                 Signature if held jointly                                                 Date                        , 2017

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy

Materials for the Annual Meeting of Shareholders

The 2017 Proxy Statement and the 2017 Annual Report to

Shareholders are available at: http://www.cstproxy.com/altimmune/2017

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Altimmune, Inc.

The undersigned appoints Elizabeth A. Czerepak and William J. Enright, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Altimmune, Inc. held of record by the undersigned at the close of business on August 18, 2017 at the Annual Meeting of Stockholders of Altimmune, Inc. to be held on October 13, 2017, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3, PROPOSAL 5, PROPOSAL 6, PROPOSAL 7, PROPOSAL 8, PROPOSAL 9 AND PROPOSAL 10, “FOR” 1 YEAR ON PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)